UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION UNDER THE SECURITIES ACT OF 1933

AQUABLUE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2080
(Primary Standard Industrial Classification Code Number)

26-4559244
(I.R.S. Employer Identification Number)

1 Hershey Drive, Smiths Falls, Ontario K7A 4T8
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel Da Silva
Chief Executive Officer
1 Hershey Drive, Smiths Falls, Ontario K7A 4T8
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Applbaum & Zouvas, LLP
2368 2nd Avenue
San Diego, CA 92101
Tel (619) 688-1116
Fax (619) 688-1117

As soon as practicable after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁮

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁮

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁮

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	18,841,100 (1)	$0.05	$942,055	$52.57 (2)

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Selling Stockholders named herein on a delayed or continuous basis.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

SUBJECT TO COMPLETION, DATED June __, 2009

The information in this prospectus is not complete and may be changed. Our Selling Stockholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

18,841,100 Shares of Common Stock

AQUABLUE INTERNATIONAL, INC.

$0.05 per Share

This prospectus relates to the resale of up to 18,841,100 shares of our common stock by the Selling Stockholders named in this prospectus. We are registering the shares on behalf of the Selling Stockholders. To the best of our knowledge, none of the Selling Stockholders are broker-dealers, underwriters or affiliates thereof.

We have arbitrarily set an offering price of $0.05 per share of common stock offered through this prospectus. We are paying the expenses of registering these shares. We will not receive any proceeds from this offering.

Our common stock is not currently traded or quoted on any national market or securities exchange. The sales price to the public is fixed at $0.05 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board. Although we intend to request a registered broker-dealer apply to have of our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or even if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the Selling Stockholders.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is June 29, 2009.

PROSPECTUS

----------------

AQUABLUE INTERNATIONAL, INC.
18,841,100 SHARES COMMON STOCK
$0.05 per Share
----------------

TABLE OF CONTENTS

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SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

Summary Financial Information

As of March 31, 2009, our total assets were valued at $33,103. We incurred a net loss of $16,432 during the period from inception (March 26, 2009) to May 31, 2009.  The loss was attributable to general and administrative expenses.

As of March 31, 2009, our total liabilities were valued at $37,025. The majority of our liabilities are comprised of accounts payable and accrued expenses.

The table below summarizes the audited financial statements of Aquablue International, Inc. (“Aquablue”) from inception and up to March 31, 2009, including assets, revenues, and results of operations.

Balance Sheet Summary:

As of March 31, 2009 (Audited)
Balance Sheet
Cash and Cash Equivalents	$0
Total Assets	$33,103
Total Liabilities	$37,025
Total Stockholders’ Equity (Deficit)	$(3,922)

Statement of Operations Summary:

As of March 31, 2009
(Audited)
Statement of Operations:
Revenue	$0
Net Income (Loss)	$(16,664)
Net Earnings (Loss) Per Share of Common Stock , basic and diluted	(0.00)

General

We are a company formed in the Montreal Canada. We conduct all of our operations through our wholly-owned subsidiary, Aquablue International, Inc., or ABI, a Nevada corporation. Our business operations consist of the marketing and distribution of premium natural glacial water. The target market for ABI’s product is virtually anywhere in the world where bottled water is consumed. Marketing has commenced in the South-Pacific region as it is ABI’s current primary objective to establish a prominent position particularly in this region by capitalizing on its extremely fast growing demands. In addition, ABI intends to commence marketing campaigns in the Middle East, Asia and eventually Europe. We believe that fast growing cities and businesses particularly in emerging markets such as China and India are in great need of potable water. Management projects these areas to become the world's fastest growing markets in bottled water industry over the next five years.

Summary of our Products

As mentioned above, our business operations consist of the marketing and distribution of premium natural glacial water. Most notably, on April 16 2008, Aquablue Spring Water International, Inc. ASWI signed an 8 year, $180 million dollar distribution contract to deliver over 23 million cases of its premium Natural Glacial Water to Hong Kong and China. ASWI is currently in negotiations at the present time with a client in a Middle Eastern country that could be worth approximately $240 million dollars over the life of the contract. Management believes that these contracts are expected to start producing an expandable revenue base that could grow at a very fast pace as the need and want for its water increases.

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Our Primary Supplier

In order to fulfill our growing demand for water contracts, we have contracted with Natural Glacial Waters Inc. of British Columbia Canada to be our primary supplier of natural glacier water, bottles, labels, and packaging for Aqua Blue's Natural Glacial Water. Natural Glacial Waters’ bottling facility is fully integrated and automated. It is vertically integrated to enable the monitoring of all aspects of production: from low molding of the PET bottles, rinsing, filling, capping, case packing, and palletizing of finished products. They currently have the capability to produce over 3,171 gallons (12,000 liters) of bottled water per hour or 50 million cases per year. The bottles are made of PET resin which produces bottles that are lighter than glass and virtually unbreakable. The PET bottles require one-third less energy to recycle than glass, create less solid waste per unit of content, and achieve a higher recycle rate than glass.

Natural Glacial Waters has secured an exclusive water license in Canada for the Schoen Glacier/Adam River. The company obtained permission for a river front site at the glacial source for construction of the infiltration gallery, storage and loading facilities. Natural Glacial Waters is allowed to withdraw up to one million gallons of glacial water daily at upstream Schoen Glacier/Adam River.

In 1998 Natural Glacial Waters constructed a fully integrated bottling plant at the glacial spring water source located at Rosewall Creek, less than one hundred miles from the Schoen Glacier/Adam River. This plant provides the company with total control over the production process, and minimizes transportation and production costs, as well as ensures that Natural Glacial Waters products meet all health requirements and safety standards.

Business Objectives

Our business objective is to become the main importer of premium glacial bottled water to the South Pacific region, Middle East, Asia (specifically China and India) and eventually Europe. Our primary objective is to establish prominent position  in these regions.

Organizational History

On March 27, 2009, we merged with the company, Aquablue Spring Water International, Inc., (ASWI) a Canadian corporation. On that date, ABI and ASWI entered into a Share Exchange Agreement or the Exchange Agreement, where ABI issued 124,900,000 shares of Common Stock, par value $0.0001 per share, and 100,000 shares of Series A Preferred stock, par value $0.0001 per share, on a pro rata basis to the stockholders of ASWI in exchange for 100% of the outstanding capital stock of ASWI. The Series A Preferred Shares are non-convertible, and maintain super voting rights of 1000 to 1, meaning every one share of Preferred stock will equal 1,000 common shares. As a result of this transaction, ASWI became a wholly-owned subsidiary of ABI, and the shareholders of ASWI became shareholders of ABI.

Executive Offices and Telephone Number

Our principal executive offices are located 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8, Canada.

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THE OFFERING

The Issuer:	AQUABLUE INTERNATIONAL, Inc., a Nevada corporation

Selling Stockholders:
The Selling Stockholders named in this prospectus are existing stockholders of our company who purchased shares of our common stock exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(2) of the Securities Act.

Securities Being Offered:	Up to 18,841,100 shares of our common stock, par value $0.0001 per share.

Offering Price:
The offering price of the common stock is $0.05 per share. We have arbitrarily established the offering price. We intend to request a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended, or the Exchange Act. If our common stock is quoted on the OTC Bulletin Board and a market for our common stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders.

Minimum Number of Shares to Be Sold in This Offering:	None

Common Stock Outstanding Before and After the Offering:
125,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus and will continue to be issued and outstanding upon the completion of this offering. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. All of the proceeds of the offering will go to the Selling Stockholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.

Risks relating to our Company

Currently there is no active market for our common stock.

There is not currently an active trading market for the shares. Following the effectiveness of this registration statement, the Company intends to request that a broker-dealer / market maker submit an application to make a market for the Company’s shares on the OTC Bulletin Board. However, there can be no assurance that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board or any other recognized trading market or exchange. Any trading market for the common stock that may develop in the future will most likely be very volatile, and numerous factors beyond the control of the Company may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will the Company’s shares become eligible to be quoted on the OTC Bulletin Board. In the event that the Company loses this status as a “reporting issuer,” any future quotation of its common stock on the OTC Bulletin Board may be jeopardized.

Our ability to succeed depends on our ability to grow our business while maintaining profitability.

We need to develop new and innovative ways to manufacture our products and develop and expand our distribution in order to achieve growth and profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•	Our ability to manage costs;

•	The increasing level of competition in the bottled water industry;

•	Our ability to continuously offer new or improved products;

•	Our ability to maintain efficient, timely and cost-effective production and delivery of our products;

•	Our ability to maintain sufficient production capacity for our products;

•	The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•	Our ability to identify and respond successfully to emerging trends in the beverage industry;

•	The level of consumer acceptance of our products and services;

•	Regulatory compliance costs; and

•	General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

We are dependent upon a single outside supplier.

Aqua Blue’s supplier is Natural Glacial Waters, Inc. a British Columbia company. Natural Glacial Water’s bottling plant is fully integrated and automated.

If our supplier were to meet with environment or manmade problems arising which would hinder the production process, this would adversely affect our supply and demand to our customers.

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Current economic conditions may prevent us from generating revenue or continuing as a Going Concern.

Generally, consumer purchases of beverages are discretionary and may be particularly affected by adverse trends in the general economy. Our ability to generate or sustain revenues is dependent on a number of factors relating to discretionary consumer spending. These include economic conditions and consumer perceptions of such conditions by consumers, employment, the rate of change in employment, the level of consumers’ disposable income and income available for discretionary expenditure, business conditions, interest rates, consumer debt and asset values, availability of credit and levels of taxation for the economy as a whole and in regional and local markets where the our Company operates.

The United States is currently experiencing a major economic downturn, the extent and duration of which cannot be currently predicted, and includes a record low levels of consumer confidence due, in part, to job losses. Due to these factors, consumers are not expected to purchase non-essential goods, including our products. If the current economic conditions do not improve, we may not achieve or be able to maintain profitability which may negatively affect the liquidity and market price of our common stock.

Also due to the economic downturn in the United States, credit and private financing is becoming difficult to obtain at reasonable rates, if at all.  Until we achieve profitability at sufficient levels, if at all, we will be required to obtain loans and/or private financings to develop and sustain our operations. If we are unable to achieve such capital infusions on reasonable terms, if at all, our operations may be negatively affected.

We operate in a highly competitive marketplace.

The marketplace for beverage and water distribution is extremely competitive, relatively saturated, and dominated by larger well know and seasoned companies. There is no guarantee that we can favorably compete with such competitors. Our principal competitors have substantially greater resources than we do and represent properties which have been proven commercially successful. We believe that it would be relatively easy for a potential competitor to enter into this market in light of the relatively small investment required to commence operations as a water and beverage distributor.

If we fail to promote and maintain our brand in the market, our business, operating results, financial condition and our ability to attract customers will be materially adversely affected.

Our success in the bottled water beverage market depends on our ability to create and maintain brand awareness for  our products. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering other water products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industry in which we plan to operate may result in an increased number of direct competitors. To promote our brand, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

If we are unable to maintain product quality, or if we encounter product recalls, our business may suffer.

Because we rely on third parties to manufacture our products, we have limited control over the consistency and quality of our products. Although we will randomly test our products for consistency and quality, such testing may not prevent the distribution of defective or substandard products. Product quality issues, real or imagined, or allegations of product contamination, even if fake or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely or from specific co-packers, markets or batches. Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance.

We will incur increased costs as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as amended, as well as new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The requirements associated with being a public company could place a strain on our management team. Management’s attention may be diverted from other business concerns, which could adversely affect our business. Also, we are in the process of implementing corporate governance standards, disclosure controls and financial reporting and accounting systems to meet our reporting obligations. Our failure to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, could harm our business and operating results.

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Change in consumer preferences may reduce demand for some of our products.

The beverage industry is subject to changing consumer preferences. Shifts in consumer preferences may adversely affect us if we misjudge such preferences. To retain and expand our market share, we must develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. Our product is considered premium product, and to maintain market share during recessionary periods, we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for some beverage brands, products or packages may be limited to a few years before consumers’ preferences change. There can be no assurance that our beverages will become profitable for us. We may be unable to obtain sales of our brands through new product and packaging initiatives. We also may be unable to penetrate the markets
Our business is subject to many regulations, and noncompliance is costly.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or such products may have to be recalled, reformulated or repackaged, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. The applicable rules and regulations are subject to change from time to time, and we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

We could be exposed to product liability claims for personal injury or possibly death.

Although we intend to have product liability insurance in amounts we believe are adequate, we cannot assure that the coverage will be sufficient to cover any or all product liability claims. To the extent our product liability coverage is insufficient, a product liability claim would likely have a material adverse effect upon our financial condition. In addition, any product liability claim successfully brought against us may materially damage the reputation of our products, thus adversely affecting our ability to continue to market and sell that or other products. In the event of a serious product quality issue, we do not maintain a recall procedures plan to assist us in mitigating the effects from such a product quality issue.

Increased competition could hurt our business.

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors and marketing campaigns. Our products will compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing and distribution resources than we do. Important factors affecting our ability to compete successfully include taste and flavor of products, trade and consumer promotions, rapid and effective development of new, unique cutting edge products, attractive and different packaging, branded product advertising and pricing. Our products compete with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, Pepsico Inc., and Arrowhead. We also compete with companies that are smaller or primarily local in operation. Our products also compete with private label brands such as those carried by grocery store chains, convenience store chains and club stores. There is no assurance that we will not encounter difficulties in obtaining market share or position due to competition in the beverage industry and our business, financial condition and results of operations could be adversely affected.

Doing business in China is subject to legal risks and political and economic changes over which we have no control.

We plan to develop our business in China so its economic policies will affect our growth. While China’s economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy.  In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government.  In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.  It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

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If we engage in acquisitions, we may experience significant costs and difficulty assimilating the operations or personnel of the acquired companies, which could threaten our future growth.

If we make any acquisitions, we could have difficulty assimilating the operations, technologies and products acquired or integrating or retaining personnel of acquired companies. In addition, acquisitions may involve entering markets in which we have no or limited direct prior experience. The occurrence of any one or more of these factors could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition, pursuing acquisition opportunities could divert our management’s attention from our ongoing business operations and result in decreased operating performance. Moreover, our profitability may suffer because of acquisition-related costs or amortization of acquired goodwill and other intangible assets. Furthermore, we may have to incur debt or issue equity securities in future acquisitions. The issuance of equity securities would dilute our existing stockholders. To date, the Company is not in any discussions to make acquisitions with any party.

Because our officers and directors are indemnified against certain losses, we may be exposed to costs associated with litigation.

If our directors or officers become exposed to liabilities invoking the indemnification provisions, we could be exposed to additional non-reimbursable costs, including legal fees. Our articles of incorporation and bylaws provide that our directors and officers will not be liable to us or to any shareholder and will be indemnified and held harmless for any consequences of any act or omission by the directors and officers unless the act or omission constitutes gross negligence or willful misconduct. Extended or protracted litigation could have a material adverse effect on our cash flow.

Our Directors have the right to authorize the issuance of preferred stock to prevent a takeover and which might adversely affect the liquidity and market value of our common stock.

Our directors, within the limitations and restrictions contained in its Certificate of Incorporation and without further action by its stockholders, have the authority to issue shares of Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.
Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

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We will incur costs now upon becoming a public company and these additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will be required to review our financial statements on a quarterly basis and annually audit our books and records for the fiscal year and report thereon. Moreover, our legal counsel will be retained to review and assist in the preparation of such reports. The costs charged by these professionals for such services and other incidental charges cannot be accurately predicted because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and would have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs would be an expense to our operations and could have a negative effect on our ability to meet our overhead requirements and earn a profit.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending December 31, 2009, to include in our annual report on Form 10-K our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended December 31, 2009 and our independent registered public accounting firm will be required to report on our management’s report, We will incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements., If we fail to achieve and maintain adequate internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

We must implement expensive finance and accounting systems, procedures and controls to accommodate growth of our business and organization and to satisfy public company reporting requirements, which will increase our costs and require additional management resources.

As a public reporting (’34 Act reporting) company, we will be required to comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, along with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, or the Commission. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires our management to perform an annual assessment of our internal control over financial reporting. Compliance with Section 404 and other requirements of doing business as a public company have and will continue to increase our costs and require additional management resources to implement an ongoing program to perform system and process evaluation and testing of our internal controls.   If we are unable to complete the required Section 404 assessment as to adequacy of our internal control over financial reporting in future Form 10-K filings, our ability to obtain additional financing could be impaired. In addition, investors could lose confidence in the reliability of our internal control over financial reporting and in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934. A lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

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Risks Relating to Ownership of our Common Stock.

Our executive officers are in a position to substantially control matters requiring a stockholder vote.

As of the date of this Prospectus, our executive officers have voting control of approximately 75.6%, on a fully diluted basis1, of our outstanding common stock. As a result, if they vote together, they may have the ability to control the outcome on all matters requiring stockholder approval including, but not limited to, the election of directors and any merger, consolidation or sale of all or substantially all of our assets. They also have the ability to control our management and affairs.

Once traded, our common stock will subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no active market for our common stock. One may never develop or if developed, be sustained and you could lose your investment in our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board.  There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board, pink sheets or any other recognized trading market or exchange.  Any trading market that may develop in the future for our common stock will most likely be very volatile, and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our common stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a “reporting issuer,” any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Our executive officers are in a position to substantially control matters requiring a stockholder vote.

As of the date of this prospectus, our executive officers beneficially owned an aggregate of approximately 75.6% ¹ of our outstanding common stock. As a result, if they vote together, they may have the ability to control the outcome on all matters requiring stockholder approval including, but not limited to, the election of directors and any merger, consolidation or sale of all or substantially all of our assets. They also have the ability to control our management and affairs.

 ¹Manuel Da Silva owns 100,000 of the Company’s Series A Preferred Stock which has a voting ratio of 1,000:1, meaning every 1 Series A Preferred share votes as 1,000 common shares.

Page - 12

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley act could harm our operations and our ability to comply with our periodic reporting obligations.

We will be required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002 by no later than the end of our fiscal year ending March 31, 2009. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules of the Nasdaq Global Market

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future despite, and the size and timing of additional significant orders and their fulfillment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The $0.05 per share offering price of our common stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We are filing this registration statement to register the common stock of existing shareholders. Upon the effectiveness of this registration statement, we intend to obtain to a registered broker/dealer to apply to have our common stock quoted on the OTC Bulletin Board (“OTCBB”). We believe that having our common stock quoted on the OTCBB and becoming a reporting entity under the Securities Exchange Act of 1934, as amended, is in the best interests of our shareholders and the Company due to the fact that there will be a market for our common stock.

If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders named in this prospectus.

DILUTION

The common stock to be sold by the Selling Stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

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SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering an aggregate of 18,841,100 shares of our common stock registered in a registration statement of which this prospectus forms a part. The Selling Stockholders acquired such shares of our common stock under the exemption from the registration requirements under Regulation D and Section 4(2) promulgated under the Securities Act. To the best of our knowledge, none of the Selling Stockholders are a broker-dealer, underwriter or affiliate thereof.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including, the number of shares of our common stock beneficially owned by each prior to this offering; the total number of shares of our common stock that are to be offered by each Selling Stockholder; the total number of shares that will be beneficially owned by each Selling Stockholder upon completion of the offering; the percentage owned by each upon completion of the offering.

	Beneficial Ownership Before Offering			Beneficial Ownership After Offering (1)
Affiliate Shareholders:	Number of Shares (1)	Percent (2)	Number of Shares Being Offered	Number of Shares	Percent (2)

Pierre Page	335,000	0.27%	335,000	0
Guylaine Tremblay	34,000	0.03%	34,000	0
Martine Clavet	335,000	0.27%	335,000	0
Serafino Massitti	2,965,400	2.37%	771,500	2,193,900
Pierre Thiboutot	20,000	0.02%	20,000	0
Carole Guerin	6,800	0.01%	6,800	0
Lorraine Thiboutot	6,800	0.01%	6,800	0
Guy Ballargeon	4,968,750	4%	250,000	4,718,750
Eric Lefrancois	100,000	0.08%	100,000	0
Michael D. De Rosa	6,200,000	4.96%	6,200,000	0
Sylvio Marussi	175,000	0.14%	75,000	100,000	0.0008%
Liborio Manno	4,030,000	3.22%	1,000,000	3,030,000	2.42%
Anna Szostak	22,500,000	18%	1,250,000	21,250,000
Isabella Szoatak	335,000	0.27%	335,000	0
Laurent Brisson	170,000	0.14%	170,000	0
Johanne Benoit	135,000	0.11%	135,000	0
Georges Valpato	135,000	0.11%	135,000	0
Claire Poudrier	485,000	0.39%	485,000	0
Antonio Borsellino	86,000	0.07%	86,000	0
Richer Bonnin	6,200,000	4.96%	6,200,000	0
Rene Albert	160,000	0.13%	105,000	55,000	0.04%
Manuel R. Castillo	50,000	0.04%	50,000	0
Maria Campanella	30,000	0.02%	30,000	0
Laure Salvert	20,000	0.02%	20,000	0
Raymond Clavet	15,000	0.012%	15,000	0
John Bentivoglio	150,000	0.012%	75,000	75,000	0.06%
Benny D’Aquila	15,000	0.012%	15,000	0
Ron Watt	500	0.0004%	500	0
William Dickson	500	0.0004%	500	0
Jocelyn Dube	300,000	0.24%	300,000	0
Stephan Goulet	400,000	0.32%	400,000	0
	50,263,750	40.24%	18,841,100	31,422,650	2.52%

Notes

(1)
The named shareholders beneficially own and have sole voting and investment power over their respective shares, unless otherwise shown in the table. The numbers in this table assume that none of the Selling Stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 125,000,000 shares of common stock outstanding.

Page - 14

Relationships

Other the forgoing, none of the Selling Stockholders:
1. Is an affiliate of a broker-dealer;
2. Has had a material relationship with us other than as a stockholder at any time within the past three years; or
3. Has ever been one of our officers and directors.

There are no family relationships between the officers and directors of the Company and any of the Selling Stockholders.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the Selling Stockholders to sell their shares on a continuous or delayed after this registration statement is declared effective by the Securities and Exchange Commission.

The Selling Stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	In public markets as the common stock may be trading from time to time;
•	In privately negotiated transactions;
•	Through the writing of options on the common stock;
•	In short sales; or
•	In any combination of the aforementioned methods of distributions.

The sales price of the Commons Stock being offered to the public by the Selling Stockholders in this prospectus has been fixed at $0.05 per share until such time as our common stock is quoted on the OTC Bulletin Board or inter-dealer quotation system or exchange. Although we intend to request a registered broker-dealer apply to have our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each Selling Stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

•	the market price of our common stock prevailing at the time of sale;
•	a price related to such prevailing market price of our common stock; or
•	such other price as the Selling Stockholders determine from time to time.

The Selling Stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the Selling Stockholders, or, if they act as an agent for the purchaser of such common stock, from such purchaser. The Selling Stockholders are expected to pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the Selling Stockholders named in this prospectus.

The estimated costs of this offering are $53,252.57. We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Page - 15

The Selling Stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and be required to, among other things:

•	Not engage in any stabilization activities in connection with our common stock;

•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

 The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the Selling Stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the Selling Stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers. Manuel DaSilva and Dan Villeneuve were elected to the Board of Directors of the Company immediately after the consummation of the merger with Aquablue International, Inc. on March 27, 2009, and their terms will run until our annual meeting of stockholders in 2009. David Wassung was elected to the Board of Directors on April 28, 2009 and his terms  also will run until our annul meeting of stockholders in 2009.

Person and Position	Age	Positions held
Manuel Da Silva	58	Chief Executive Officer and Chairman
Dan Villeneuve	50	Chief Operations Officer, President / Director
David Wassung	47	Vice President / Director

Management and Director Biographies

Manuel DaSilva

Mr. DaSilva, with his strong private sector experience, specializes in mergers and acquisitions, startup companies, public company consulting and international trade. He has put his global vision and profound business knowledge into many companies’ philosophies. Mr. DaSilva was Senior Vice President of Profit Consultant Inc. located in Humble Texas where he was involved with the acquisition and mergers of many private companies including Element 21 Golf Corp. He was also instrumental in the acquisition and creation of Quebec Waters of Canada where he provided consulting and financing for their start up.

Page - 16

Mr. DaSilva acted as Executive Vice President of Mailloux Daoust Jenson, a Canadian company which created Le Saye (Society to aid young enterprises) whose goal was to help new businesses to develop by providing them with the resources to do so. Mr. DaSilva was a Founder of Aquagold International Inc. and acted as the Company’s Chief executive Officer and Chairman of the board of directors.

Dan Villeneuve

Entrepreneur, Investor, Consultant, Dan is a multi talented individual in the world of business. A broad experience of several years with various parts of beverage manufacturing in marketing, advertising, bottling operations, new products, pricing and promotions and business development. His extensive background as a focused and aggressive entrepreneur is international in scope. Below is listed a sample of some of his recent projects:

1999-2004-Iroquois Water Ltd. Cornwall, ON

As Founder, President and CEO, Dan was responsible for and instrumental in the development: the concept and as a result, establishing the world’s largest privately owned bottling facility on Native land. Provided overall strategic management and financial planning for construction, equipment and workforce as well as pre-evaluating the proper marketing of products.

Management: Conducted research to ascertain strategic information of market conditions, new competitors as well as political and regulatory environments. In doing so, he established sales from start up to $100 million in three years. He maintained a relationship with the Board of Directors and under its approval secured a partnership with Cott Corporation, the largest private label soft drink supplier in the world. In addition, successfully negotiated and secured several grants and loans from various levels of government including a two million dollar grant from the Department of Agriculture and Rural Affairs of Ontario.

2004 - Present

Past President of J.D. Iroquois Enterprises Ltd., From February 5, 2002, was successful in negotiating an alliance between Cott Canada and J.D. Iroquois Enterprises Ltd for the purchase of a Spring Water bottling plant and bottle-blowing assets located in Revelstoke, BC. This facility was formerly owned by Naya. This partnership with Cott represented a strategic alliance that would expend the Iroquois branded business in the West and the Far East.

Amin Corp:  President International Business Development “ICECAN ehf”: Developer of Tube technology for Food and Beverage products and the required Marketing and Production of Various new products into the North American Market. Also he programmed marketing and product development on Alcohol, Beer and Wine products including procurement of raw materials PET/ glass/bottle design and equipment.

Icelandia Inc. Vice President International Development: Provided Consulting Services on site selection/ construction of new bottling plant located in Iceland.

Nirvana Spring Water Inc: Expansion of International Sales and Consulting on production efficiency and management re-organization.

Professional and Information:

•	Fluently Bilingual (French & English)
•	Recipient of the Global Traders Award for the Province of Ontario 2003-2004 (Top Exporter)
•	Revenue Canada Customs Border Security
•	International Traffic: Land, Air Rail and Marine
•	International Commercial Import and Export Control
•	NAFTA Agreement
•	International Tariff Control and Classification
•	Anti-Smuggling Commercial & Drugs

National Trainer – Implementation of the National PASS System (Personal Assistance Security Systems) Immigration

David P. Wassung

David brings a variety of experience to the Aquablue International team. He has worked for publicly traded companies for over 25 years. He has held positions varying from inspector of precision aircraft parts to floor manufacturing supervisor with United Technologies to serving on the Board of Directors with Cyber Group Network Inc., a security software company. He has also recently been a consultant for the NASDAQ listed company Skystar Bio-Pharmaceutical.

Page - 17

David has been a private consultant specializing in investor relations and promotion of publicly traded companies where he has brought investor awareness and increased share price to many undervalued securities. David has also consulted for private companies were his specialty was attaining the highest revenue return per advertising dollar spent.

David’s vast knowledge of the stock market, proper valuation of companies and his knowledge on how to attain maximum market cap is a major asset for Aquablue International as it goes forward and grows as a publicly traded company. His knowledge of modern manufacturing practices will also prove to be invaluable to the company as it strives to be as efficient and profitable as possible.

Family Relationships amongst Directors and Officers:

None of our directors or officers are related by either blood or marriage.

Involvement in Certain Legal Proceedings

Manuel DaSilva is a defendant in a case filed by Gilles Hassoun in the Quebec Court of Montreal (Canada) on March 31, 2009, court case number 500-01-0019343-091, for an amount of less than 15 000$(Canadian), alleging causes of action for violation of section 380(01)a) of the Act respecting criminal law . Defendant denies the validity of allegations and intends to vigorously defend against them.

Information Concerning Non-Director Executive Officers

We currently have no executive officers serving who are non-directors.

DIRECTOR AND OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the year ended March 31, 2009, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2008. The foregoing persons are collectively referred to herein as the “Named Executive Officers.” Compensation information is shown for fiscal years 2008 and 2007.

Page - 18

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Plan Compensation	Non-Equity Incentive Plan Compensation	Non Qualified Compensation Earnings	All Other Compensation	Total
Manuuel DaSilva Chief Executive Officer, Chairman	2008 2009	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0

Dan Villeneuve Chief Operations Officer, PresidentDirector	2008 2009	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0

Dave Wassung Vice President Director	2008 2009	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0

Management Compensation

As indicated in the preceding Summary Compensation Table, we have not paid any salary, bonus or other compensation to our officers and directors since our inception. We presently have no compensation arrangements with our officers and directors.

Stock Option Grants

No stock options or stock appreciation rights under any stock incentive plans or otherwise were granted to our executive officers and directors since inception of the Company.

Director Compensation

The Company currently does not pay any cash fees to directors, but we pay directors' expenses in attending board meetings. During the year ended March 31, 2009, no director expenses were reimbursed.

Employment Agreements
None.

Significant Employees

We have 8 significant employees other than our executive officers and directors named in this prospectus.

Committees of the Board of Directors

Our audit committee presently consists of our directors. Our board does not have compensation, governance, nominating or executive committees or any other committees.  Our entire board serves in such capacities until  the year end shareholder meeting when each board member may be reelected or replaced.

Page - 19

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our officers and directors serves in all the above capacities. The Code of Ethics and Code of Business Conduct are attached as Exhibits 14.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common and preferred stock As of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

Common Stock

Name and Address of Beneficial Holder	Title	Shares of Common Stock	Percentage of Common Stock (1)
Manuel DaSilva 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8	Chief Executive Officer, & Chairman / Director (Principal Executive Officer)	48,051,150	38.4%
Daniel Villeneuve 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8	Chief Operating Officer, President / Director Secretary / Treasurer (Principal Financial Officer)	12,743,750	10.1%
David Wassung 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8	Vice President / Director	9,498,750	7.6%
All executive officers and directors as a group (3 persons)		70,293,650	56.1%

Notes:

(1)
Applicable percentage of ownership is based on 125,000,000 shares of common stock issued and outstanding. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

Preferred Stock

Name and Address of Beneficial Holder	Title	Shares of Series A Preferred Stock	Percentage of Series A Preferred Stock
Manuel DaSilva 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8	Chief Executive Officer, & Chairman / Director (Principal Executive Officer)	100,000[2]	100.00%
All executive officers and directors as a group (1 person)		100,000	100.00%

²Manuel Da Silva owns 100,000 of the Company’s Series A Preferred Stock which has a voting ratio of 1,000:1, meaning every 1 Series A Preferred share votes as 1,000 common shares.

Page - 20

DESCRIPTION OF SECURITIES
General

Under our Certificate of Incorporation, as amended, we are authorized to issue an aggregate of 350,000,000 shares of capital stock at a par value of $0.0001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.0001 per share, or Preferred Stock. As of the date hereof, 125,000,000 shares of our common stock are issued and outstanding, and there are approximately 39 holders of record of our Common Stock.

Common Stock

Pursuant to our bylaws, our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

There is no active market for our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board.  There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board, pink sheets or any other recognized trading market or exchange.  Any trading market that may develop in the future for our common stock will most likely be very volatile, and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our commons tock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Page - 21

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of Preferred Series A stock. Our board of directors is authorized, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of the series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.  Although there are no shares of preferred stock currently issued and outstanding and we have no present intention to issue any shares of preferred stock, no assurance can be given that it will not do so in the future.

Series A Preferred Stock

We have one class of preferred stock issued and outstanding that is our Series A Preferred. The Series A Preferred Shares hold no conversion rights and maintain voting rights of 1000 to 1, where every one share Series A Preferred equates into the amount of votes of 1,000 common shares.

 Dividend Policy

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future. Our Board periodically will reevaluate this dividend policy taking into account our operating results, capital needs, and the terms of our existing financing arrangements and other factors.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

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An “Issuing Corporation” is a corporation organized in the State of Nevada and which has 200 or more stockholders of record, with at least 100 of who have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly.  As Aquablue currently has less than 200 stockholders and no shareholders in the State of Nevada the statute does not currently apply to Aquablue.

If Aquablue does become an “Issuing Corporation” in the future, and the statute does apply to Aquablue, its board of  directors will have the ability to adopt any of the above mentioned protection techniques whether or not they own a majority of Aquablue’s outstanding common stock, provided they does so by the specified 10th day after any acquisition of a controlling interest.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Firm of Applbaum & Zouvas LLP has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.  The Law Firm of Applbaum & Zouvas has consented to being named as an expert in the Company’s registration statement, of which this prospectus forms a part. The consent has been filed as an exhibit to the registration statement.

Chang G. Park, ., our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Chang G. Park. has presented its report with respect to our audited financial statements. The report of Chang G. Park. is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law.  The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions and Corporate Transactions.”

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DESCRIPTION OF BUSINESS

Organizational History

On March 27, 2009, we merged with the company, Aquablue Spring Water International, Inc., (ASWI) a Canadian corporation. On that date, ABI and ASWI entered into a Share Exchange Agreement or the Exchange Agreement, where ABI issued 124,900,000 shares of Common Stock, par value $0.0001 per share, and 100,000 shares of Series A Preferred stock, par value $0.0001 per share, on a pro rata basis to the stockholders of ASWI in exchange for 100% of the outstanding capital stock of ASWI. The Series A Preferred Shares are non-convertible, and maintain super voting rights of 1000 to 1, meaning every one share of Preferred stock will equal 1,000 common shares. As a result of this transaction, ASWI became a wholly-owned subsidiary of ABI, and the shareholders of ASWI became shareholders of ABI.

Our Company

We are a company formed in the Montreal Canada. We conduct all of our operations through our wholly-owned subsidiary, Aqua Blue International, Inc., or ABI, a Nevada corporation. Our business operations consist of the marketing and distribution of premium natural glacial water. The target market for ABI’s product is virtually anywhere in the world where bottled water is consumed. Marketing has commenced in the South-Pacific region as it is ABI’s current primary objective to establish a prominent position particularly in this region by capitalizing on its extremely fast growing demands. In addition, ABI intends to commence marketing campaigns in the Middle East, Asia and eventually Europe. We believe that fast growing cities and businesses particularly in emerging markets such as China and India are in great need of potable water. Management projects these areas to become the world's fastest growing markets in bottled water industry over the next five years.

Summary of our Products

As mentioned above, our business operations consist of the marketing and distribution of premium natural glacial water. Most notably, on April 16, 2008 ABI signed an 8 year, $180 million dollar distribution contract to deliver over 23 million cases of its premium Natural Glacial Water to Hong Kong and China. ABI is currently in negotiations at the present time with a client in a Middle Eastern country that could be worth approximately $240 million dollars over the life of the contract. Management believes that these contracts are expected to start producing an expandable revenue base that could grow at a very fast pace as the need and want for its water increases. (see Exhibit 10.3).

Business Objectives

Our business objective is to become the main importer of premium glacial bottled water to the South Pacific region, Middle East, Asia (specifically China and India) and eventually Europe. Our primary objective is to establish a prominent position in these regions.

Growth Strategy

Bottled water is indicated to be the fastest growing product category in the beverage industry with growth rates as high as 15% per annum in conditions where other categories tend to be fairly stagnant. With growing demands and lack of resources, water has now become the most valuable commodity. Bottle water companies, promising an alternative water product to tap water, have expanded greatly in order to supply growing demands for quality drinking water. In the year 2003, Americans alone spent more than $7 billion on bottled water at an average cost of more than $1.00 a bottle.

Approximately two-thirds of Chinese cities face water supply shortages. Sixty percent of the rivers flowing through urban areas are polluted. These realities have created an enormous and growing demand for bottled water. Sales have increased, and will continue to increase to meet consumer demand. It is projected that China will be one if not the world’s fastest growing markets over the next five years.

Increasing Operations

We have commenced marketing in the South-pacific region as it is the Company’s current primary objective to establish a prominent position particularly in these regions by capitalizing on their extremely fast growing demands. As well, marketing campaigns will be taking place targeting the Middle East, Asia and eventually Europe. Fast growing cities and businesses particularly in emerging markets such as China and India are in great need of potable water and are projected to become the world’s fastest growing markets in bottled water industry over the next five years.

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Vertical Integration

ABI  signed in April 2008, an 8 year, $180 million dollar distribution contract to deliver over 23 million cases of its premium Natural Glacial Water to Hong Kong and China. We are in negotiations at the present time with a client in the Middle East country that would be worth approximately $240 million dollars over the life of the contract. Management believes that these contracts will start to produce and expandable revenue base that will grow at a very fast pace as the need and want for its water is increasing because of its almost total purity. In order to fulfill the growing demand for its water, ABI has contracted with Natural Glacial Waters, Inc. of British Columbia Canada to provide the total solution for ABI’s needs. Natural Glacial Waters will provide the bottles, labels, water and packaging for ABI’s product.  (see Exhibit 10.2).

Marketing and Business Strategies

Our Company understands the importance of getting name brand out in all countries that will be selling their water to consumers. Because ABI received immediate payment for their water, funds will very quickly be available for advertisement of their product. Besides the normal means of advertising such as magazines, billboards etc. ABI will attend major water shows throughout their consumer areas. We will also pursue sponsorships and have free samples in superstores throughout their demographic regions.

Status of any publicly announced new Product or Service

No new product has recently been publicly announced.

Competitive business conditions, the Issuer's competitive position in the industry, and methods of competition

There are many independent beverage and water distribution companies with which the Company competes. Many of these companies have substantially greater resources than the Company and represent properties which have been commercially successful for longer periods than the Properties represented by the Company. The Company believes it would be relatively easy for a potential competitor to enter its market in light of the relatively small investment required to commence operations as a distribution agent.

Sources and Availability of raw materials and the names of principal suppliers

Our Primary Supplier

In order to fulfill our growing demand for water contracts, we have contracted with Natural Glacial Waters Inc. of British Columbia Canada to be our primary supplier of natural glacier water, bottles, labels, and packaging for Aqua Blue's Natural Glacial Water. Natural Glacial Waters’ bottling facility is fully integrated and automated. It is vertically integrated to enable the monitoring of all aspects of production: from low molding of the PET bottles, rinsing, filling, capping, case packing, and palletizing of finished products. They currently have the capability to produce over 3,171 gallons (12,000 liters) of bottled water per hour or 50 million cases per year. The bottles are made of PET resin which produces bottles that are lighter than glass and virtually unbreakable. The PET bottles require one-third less energy to recycle than glass, create less solid waste per unit of content, and achieve a higher recycle rate than glass.

Natural Glacial Waters has secured an exclusive water license in Canada for the Schoen Glacier/Adam River. The company obtained permission for a river front site at the glacial source for construction of the infiltration gallery, storage and loading facilities. Natural Glacial Waters is allowed to withdraw up to one million gallons of glacial water daily at upstream Schoen Glacier/Adam River.

In 1998 Natural Glacial Waters constructed a fully integrated bottling plant at the glacial spring water source located at Rosewall Creek, less than one hundred miles from the Schoen Glacier/Adam River. This plant provides the company with total control over the production process, and minimizes transportation and production costs, as well as ensures that Natural Glacial Waters products meet all health requirements and safety standards.

Natural Glacial Waters, Inc., which is located in British Columbia Canada. Its bottling facility is fully integrated and automated. It is vertically integrated to enable the monitoring of all aspects of production: from low molding of the PET bottles, rinsing, filling, capping, case packing, and palletizing of finished products. They currently have the capability to produce over  3,171 gallons (12,000 liters) of bottled water per hour or 50 million cases per year. The bottles are made of PET resin which produces bottles that are lighter than glass and virtually unbreakable. The PET bottles require one-third less energy to recycle than glass, create less solid waste per unit of content, and achieve a higher recycle rate than glass.

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Quality Control and Assurance

In a “blind taste test” of bottled waters at the 1998 and 1999 American Tasting Institute (ATI) Competition, Natural Glacial Waters, Inc. of British Columbia was awarded the 1998 and 1999 Gold Taste Award.

Manufacturing Process

The manufacturing process includes:

NGW Clean Room
● 4 HPEA air filtration units
● Control environment for rinsing, filling and caping
● Efficient air circulation
● Positive air flow
● UV light sterilization

Air conveyor
● HEPA air for transferring bottle from blow molder to filler room
● Buffer zone between stations = higher efficiency = reduced waste = LOWER COST
● Control environment for open bottle transportation

SIG Corpoplast
● “No Touch” operation with reliable performance
● Patent rotary mandrel transportation system
● Air recycle system to reduce energy consumption
● Robot arm transfer to air conveyor = No human touch

Bottle Rinser
● Treated water (filtration + Ozone)
● Pressurized water (Maximum cleaning efficiency)
● Clean bottle prior filling

Cap Rinser
● Treated water (filtration + Ozone)
● Fan jet nozzle (maximum cleaning efficiency)
● Clean cap prior capping

Automatic Inspection System
● Omni View image capture process
●  Capping application
● TE Band
● Capping Precision
● Fill Level Inspection
● Label Application
● miss-match
● label artwork

● Part handling is simplified because label placement is not required and part rotation is not required
● Inspection is done without slowing the manufacturing line
● Only minimal spacing between parts is required

Plant Quality
● Certified by NSF
● Satisfies and exceeds all regulations
● Bottled at Source
● No transportation = fresher product
● Located in Rosewall Creek Provincial Park
● No Industrial Pollution

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Dependence on one or a few customers

We plan to market our products through distribution networks that aim to reach vast audiences worldwide. We do not anticipate that we will depend on one or few customers.

Patents, trademarks, licenses, franchises, concessions, royalty agreements, or labor contracts, including their duration

Terms of the Contract with Natural Glacier Waters, Inc.

Please see Exhibit 10.2

The need for government approval of principal products or services

Environmental and Production Safety Regulations on Production

The concentration of dissolved substances in water is expressed as Total Dissolved Solids or TDS in parts per million (ppm). TDS found in most bottled waters is typically in the range of several hundred ppm, with even higher levels (in thousands of ppm) in surface waters.

Natural Glacial water has one of the lowest TDS levels of all bottled waters in the market. It is collected at the top of the earth’s water supply - safe from unwanted minerals and contaminants found in downstream environments. Névé glacial water registers a TDS level of less than 30 ppm and Canada Icefield glacial spring water at less than 50 ppm of TDS. The low TDS levels of Névé and Canada Icefield indicate the natural purity of both water sources.

NGW’s water is National Sanitation Foundation (NSF) source certified. NSF International is the official laboratory of the IBWA, which represents over 85% of water bottlers in the USA. NSF is accredited by both the American National Standards Institute (ANSI) and the Dutch Council for Certification (RvC) for all NSF product certification programs. Natural Glacial Waters bottling facility is a proud member of the IBWA.

NSF Source Certification means that untreated water meets all applicable criteria as a natural product "straight from the source" and requires no further treatment. NGW’s water is never treated chemically but is particulate filtered and bottled with ozone to meet all Canadian Food Inspection Agency (CFIA) and US Food and Drug Administration (FDA) requirements. The high quality of NGW’s water has passed two additional tests: (1) the stringent Japan Water Law test conducted by CANTEST, a government approved testing agent, and (2) the Canadian Water Standards test conducted by SGS, the world renowned testing and inspection organization.

Employees

Aside from the Officers and Directors as described in this prospectus, the Company has 8 other full time employees.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8 Canada.

LEGAL PROCEEDINGS

Manuel DaSilva is a defendant in a case filed by Gilles Hassoun in the Quebec Court of Montreal (Canada) on March 31, 2009, court case number 500-01-019343-091, for an amount of less than 15 000$(Canadian), alleging causes of action for violation of section 380(01)a) of the Act respecting criminal law . Defendant denies the validity of allegations and intends to vigorously defend against them.

We are required by the Nevada General Corporation Law (DGCL) to maintain a resident agent in the State of Nevada. Our resident agent for this purpose is The UPS Store 1350 East Flamingo Road, Las Vegas Nevada 89119. All legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in the State of Nevada.

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SEC Filings

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission.  Aquablue will become a reporting company after this registration statement has been declared effective by the Securities and Exchange Commission (“SEC”).  As a reporting company Aquablue will file quarterly, annual, beneficial ownership and other reports with the SEC.  However, unless Aquablue has the requisite number of shareholders it is only obliged to report to the SEC for one year.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words “we,” “us,” “our,” “the Company” or “Aquablue” in this prospectus collectively refers to the Company, Aquablue International, Inc.

Organizational History

On March 27, 2009, we merged with the company, Aquablue Spring Water International, Inc., (ASWI) a Canadian corporation. On that date, ABI and ASWI entered into a Share Exchange Agreement or the Exchange Agreement, where ABI issued 124,900,000 shares of Common Stock, par value $0.0001 per share, and 100,000 shares of Series A Preferred stock, par value $0.0001 per share, on a pro rata basis to the stockholders of ASWI in exchange for 100% of the outstanding capital stock of ASWI. The Series A Preferred Shares are non-convertible, and maintain super voting rights of 1000 to 1, meaning every one share of Preferred stock will equal 1,000 common shares. As a result of this transaction, ASWI became a wholly-owned subsidiary of ABI, and the shareholders of ASWI became shareholders of ABI.

Our Company

We are a company formed in the Montreal Canada. We conduct all of our operations through our wholly-owned subsidiary, Aquablue International, Inc., or ABI, a Nevada corporation. Our business operations consist of the marketing and distribution of premium natural glacial water. The target market for ABI’s product is virtually anywhere in the world where bottled water is consumed. Marketing has commenced in the South-Pacific region as it is ABI’s current primary objective to establish a prominent position particularly in this region by capitalizing on its extremely fast growing demands. In addition, ABI intends to commence marketing campaigns in the Middle East, Asia and eventually Europe. We believe that fast growing cities and businesses particularly in emerging markets such as China and India are in great need of potable water. Management projects these areas to become the world's fastest growing markets in bottled water industry over the next five years.

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Summary of our Products

As mentioned above, our business operations consist of the marketing and distribution of premium natural glacial water. Most notably, on April 16, 2008, Aquablue signed an 8 year, $180 million dollar distribution contract to deliver over 23 million cases of its premium Natural Glacial Water to Hong Kong and China. Aquablue is currently in negotiations at the present time with a client in a Middle Eastern country that could be worth approximately $240 million dollars over the life of the contract. Management believes that these contracts are expected to start producing an expandable revenue base that could grow at a very fast pace as the need and want for its water increases. (see Exhibit 10.3).

Business Objectives

Our business objective is to become the main importer of premium glacial bottled water to the South Pacific region, Middle East, Asia (specifically China and India) and eventually Europe. Our primary objective is to establish a prominent position in these regions.

Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products and services, to introduce new products and services quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product and  service offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results.

Moreover, management intends to continue to implement "best practices" and other established process improvements in its operations going forward. There can be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and systems going forward, that the costs associated with refining, enhancing and developing such strategies and systems will not increase significantly in future periods or that the Company's existing software and technology will not become obsolete as a result of ongoing technological developments in the marketplace.

Sufficiency of Cash Flows

Because current cash balances and projected cash generation from operations are not sufficient to meet the Company's cash needs for working capital and capital expenditures, management intends to seek additional equity financing and credit facilities. The sale of additional equity could result in additional dilution to the Company's shareholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies. To date, the Company is not in any discussions to make acquisitions with any party.

Results of Operations as of March 31, 2009.

As of March 31, 2009, our total assets were valued at $33,103. We incurred a net loss of $16,432 during the period from inception (March 26, 2009) to May 31, 2009.  The loss was attributable to general and administrative expenses.

As of March 31, 2009, our total liabilities were valued at $37,025. The majority of our liabilities are comprised of accounts payable and accrued expenses.

Accounts Payable and Accrued Expenses

Off –Balance Sheet Operations

The Company does not have any off-balance sheet operations.

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Impact of Inflation

It is management's opinion that inflation has had only a negligible effect on our operations in the past several years.

CONTRACTUAL OBLIGATIONS AS OF MARCH 31, 2009

There are no contractual obligations on the Company’s Balance sheet as of March 31, 2009.

Contractual Obligations	Payment due by period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Long-Term Debt Obligations	$0	$0	$0	$0	$0
Capital Lease Obligations	$0	$0	$0	$0	$0
Operating Lease Obligations	$0	$0	$0	$0	$0
Purchase Obligations	$0	$0	$0	$0	$0
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	$0	$0	$0	$0	$0
Total	$0	$0	$0	$0	$0

CRITICAL ACCOUNTING POLICIES

The Company’s financial statements included herein were prepared in accordance with United States generally accepted accounting principles. Significant accounting policies are as follows:

a.
Use of Estimates

The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b.
Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

c.
Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting basis and tax basis of the assets and liabilities and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

d.	Fair Value of Financial Instruments The carrying value of cash equivalents, software development costs, and accrued expenses approximates fair value.

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e.      Revenue Recognition

The Company recognizes revenue using the accrual method of accounting wherein revenue is recognized when earned and expenses and costs are recognized when incurred.

f.      Software Development Costs

N/A.

New Accounting Pronouncements

In March 2008, the FASB issued FAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company does not anticipate adopting this pronouncement because the Company does not have nor expect to have in the foreseeable future any derivative instruments or hedging activities.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  SFAS No. 141(R) changes the accounting for and reporting of business combination transactions in the following way:  Recognition with certain exceptions, of 100% of the fair values of assets acquired, liabilities assumed, and non controlling interests of acquired businesses; measurement of all acquirer shares issued in consideration for a business combination at fair value on the acquisition date; recognition of contingent consideration arrangements at their acquisition date fair values, with subsequent changes in fair value generally reflected in earnings; recognition of pre-acquisition gain and loss contingencies at their acquisition date fair value; capitalization of in-process research and development (IPR&D) assets acquired at acquisition date fair value. Recognition of acquisition-related transaction costs as expense when incurred; recognition of acquisition-related restructuring cost accruals in acquisition accounting only if the criteria in Statement No. 146 are met as of the acquisition date; and recognition of changes in the acquirer’s income tax valuation allowance resulting from the business combination separately from the business combination as adjustments to income tax expense.  SFAS No. 141(R) is effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption prohibited.  The adoption of SFAS No. 141(R) will affect valuation of business acquisitions made in 2009 and forward.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” (“FAS 159”).  FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  This provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without being required to apply complex hedge accounting provisions.  FAS 159 is effective for fiscal years beginning after November 15, 2007, and the Company are currently evaluating the impact that FAS 159 will have on its financial position and results of operations once adopted.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”).  SAB 108 provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment and is effective for fiscal years ending after November 15, 2006.  The adoption of SAB 108 had no impact on the Company’s financial statements for the year ended June 30, 2008.

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements” (“FAS 157”).  FAS 157 defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements and is effective for fiscal years beginning after November 15, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

Described below are transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets for the last three completed fiscal years, and in which any of our directors, nominee directors, executive officers, security holders who beneficially own 5% or more of our voting securities, and any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest. We believe that terms of each transaction below were comparable to those obtainable from unaffiliated third parties.

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Director Independence

The OTCBB on which we plan to have our shares of common stock quoted does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on those widely-accepted criteria, we have determined that our Directors are not independent at this time.

No member of management is or will be required by us to work on a full time basis, although our president currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for our Common Stock

There is not currently an active trading market for our shares of common stock. Following the effectiveness of this registration statement, the Company intends to request that a broker-dealer / market maker submit an application to make a market for the Company's shares on the OTC Bulletin Board. However, there can be no assurance that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board or any other recognized trading market or exchange. Any trading market for the common stock that may develop in the future will most likely be very volatile, and numerous factors beyond the control of the Company may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will the Company's shares become eligible to be quoted on the OTC Bulletin Board. In the event that the Company loses this status as a "reporting issuer," any future quotation of its common stock on the OTC Bulletin Board may be jeopardized.

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The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Prospectus, we have 39 holders of record of our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

Page - 33

FINANCIAL INFORMATION

AQUA BLUE INTERNATION, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

FOR

AQUABLUE INTERNATIONAL, INC.

FOR THE PERIOD FROM MARCH 27, 2009 TO MARCH 31, 2009

Page - 34

Chang G. Park, CPA, Ph. D.
 2667 CAMINO DEL RIO SOUTH PLAZA B   SAN DIEGO   CALIFORNIA 92128
 TELEPHONE (858)722-5953  FAX (858) 761-0341   FAX (858) 764-5480
 E-MAIL changgpark@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Aquablue International, Inc.

We have audited the accompanying consolidated balance sheet of Aquablue International, Inc. and subsidiary (the “Company”) as of March 31, 2009 and the related consolidated statements of operation, changes in shareholders’ equity and cash flow for the period from March 26, 2009 through March 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

 We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PTM Publications Incorporated and subsidiary as of March 31, 2009, and the result of its operations and its cash flows for the period from March 26, 2009 through March 31, 2009 in conformity with U.S. generally accepted accounting principles.

/s/Chang Park
CHANG G. PARK, CPA
June 11, 2009
San Diego, CA. 91910

AQUABLUE INTERNATIONAL, INC.
(Incorporated under the laws of the State of Nevada)
CONSOLIDATED BALANCE SHEET
MARCH 31, 2009

ASSETS

CURRENT ASSETS
GST receivable	$2,407
Prepaid expenses	7,024

9,431

GOODWILL	23,672

33,103

LIABILITIES AND STOCKHOLDERS’ NET DEFICIT

CURRENT LIABILITY
Accrued liability	$37,025

STOCKHOLDERS’ NET DEFICIT
CAPITAL STOCK (note 3)	12,510

FOREIGN TRANSACTION EFFECT	232

DEFICIT	(16,664)
(3,922)

$33,013

The accompanying notes are an integral part of these financial statements.

AQUABLUE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF LOSS AND DEFICIT
FOR THE PERIOD FROM MARCH 27, 2009 TO MARCH 31, 2009

Revenue	$-

Expenses

Telephone	244
Meals	1,454
Entertainment	1,446
Travel	431
Lodging	424
Professional fees	9,000
Start-up costs	3,665

Net loss and deficit at end of year	$(16,664)

Net loss per common share
- Basic and diluted	$0.00

Weighted average number of common stock outstanding	$104,183,355

The accompanying notes are an integral part of these financial statements.

AQUABLUE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MARCH 27, 2009 TO MARCH 31, 2009

	Common		Preferred
	Stock	Amount	Series A	Amount

Balance March 26, 2009 (date of inception)	$-	$-	$-	$-

Common stock issued on March 26, 2009
To founders for cash at $0.0001 per share	$100,000	$10	0	0

Stock issued March 27, 2009 for shares
of subsidiary in a share exchange	124,900,000	12,490	100,000	10

Balance March 31, 2009	$125,000,000	$12,500	$100,000	$10

The accompanying notes are an integral part of these financial statements.

AQUABLUE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE PERIOD FROM MARCH 27, 2009 TO MARCH 31, 2009

Net loss	US$	(16,664)

Foreign currency translation adjustments		232

Comprehensive loss	US$	(16,432)

The accompanying notes are an integral part of these financial statements.

AQUABLUE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 27, 2009 TO MARCH 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(16,432)

Changes in non-cash working capital components:
Accounts receivable	(2,407)
Prepaid expenses	(7,024)

Accrued liability	37,025

CASH FLOWS FROM INVESTING ACTIVITIES	11,162
Purchase of goodwill	(23,672)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	12,500
Issuance of preferred series A stock	10
12,510

Cash at end of year	$-

Supplemental disclosures of cash flow information:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

AQUABLUE INTERNATIONAL, INC.
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM MARCH 27, 2009 TO MARCH 31, 2009

1.         NATURE OF OPERATIONS

Aquablue International, Inc. (the “Company”) was incorporated in the State of Nevada on March 26, 2009. Its activities to date have been limited to capital formation, organization, and development of its business plan for the development of beverage bottling projects in Canada for export internationally.

Management plans to raise additional funds through equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to raise.

The Company operates through its lone subsidiary:

Aquablue Spring Water International Inc., a Canadian Corporation.
Aquablue International, Inc. (the parent company) is now a holding company.

2.         SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a March 31, year-end.

Basis of Consolidation

The consolidated financial statements of the Company include those accounts of Aquablue Spring Water International Inc., a Canadian Corporation. Aquablue Spring Water International Inc. owns title to all of the assets and liabilities of the consolidated financial statement.  All significant inter-company transactions have been eliminated.

Good and Service Tax (GST) Receivable

GST payable represents sales taxes that are owed by the Canadian operations to the local governments.  However, the Company has over paid GST and has a receivable due to it from the Canadian government.  As of March 31, 2009 the Company is owed $2,503.

Goodwill and Other Intangible Assets

Goodwill and acquired intangible assets determined to have an indefinite useful lives are not amortized, but instead are evaluated for impairment annually and if events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”).  The impairment test consists of a comparison of the fair value of an intangible asset with its carrying amount.  If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.  After an impairment loss is recognized, the adjusted carrying amount of the intangible asset is its new accounting basis.  Subsequent reversal of a previously recognized impairment loss is prohibited.

AQUABLUE INTERNATIONAL, INC.
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM MARCH 27, 2009 TO MARCH 31, 2009

2.         SIGNIFICANT ACCOUNTING POLICIES - continued

Income Taxes

Income taxes are provided in accordance with SFAS 109, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency Translation and Transactions

The Company conducts business in Canada and the United States and uses the U.S. dollar as its reporting currency.  The functional currency of the Canadian subsiduiary is the Canadian dollar (CAD).  The financial statements of the Canadian subsidiary have been translated under SFAS No. 52.  Assets and liabilities are translated at the rate of exchange at the balance sheet date and revenues and expenses are translated at the average exchange rates during the year.  The resulting exchange gains and losses are shown as a separated component of stockholders’ equity.

Transactions conducted in foreign currencies are translated as follows:

At the transaction date, each asset, liability, revenue and expense is translated by the use of the exchange rate in effect at that date. At the period end date, monetary assets and liabilities are translated by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in income in the current period.

Basic Earnings (Loss) per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

The Company has adopted the provisions of SFAS No. 128 effective March 26, 2009 (inception).

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

AQUABLUE INTERNATIONAL, INC.
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM MARCH 27, 2009 TO MARCH 31, 2009

3.         STOCKHOLDERS' EQUITY

The Company is authorized to issue the following classes of shares having the following attributes:

Common Stock - 350,000,000 shares with a par value of $0.0001 per share.
Preferred Series A - 10,000,000, no conversion rights with super voting rights of 1,000 to 1.

During the year the Company issued the following shares:

a)	On incorporation the Company issued 100,000 shares of Common stock at $0.001 per share for proceeds of $10.

b)
On March 17, 2009 the Company issued 124,900,000 units of Common stock as well as 100,000 units of Preferred Series A stock in a share for share exchange agreement in order to acquire the share of its Canadian subsidiary, Aquablue Spring Water International Inc.

Shares issued at March 31, 2009 are:

Common Stock - 125,000,000 shares
Series A Preferred Stock – 100,000 shares.

4.         COMMITMENT

The Company has entered into an exclusive agreement to sell, distribute and market bottled water in Hong Kong, Macao and other provinces of China to be named later with a Chinese conglomerate.  The agreement calls for a minimum quota of one million cases per year per region effective year 2 of the commencement of distribution. The agreement is for an eight year term with a renewal option to extend the agreement for an additional eight years.

The contract is effective the date of first delivery to China which is anticipated to be in September 2009.

AQUABLUE INTERNATIONAL, INC.
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM MARCH 27, 2009 TO MARCH 31, 2009

5.         SUBSEQUENT EVENTS

Subsequent to the year end, the Company entered into an acquisition agreement dated June 1st, 2009, for a 480,000 square foot manufacturing facility's land and buildings in Smith Falls, Ontario.

Subsequent to the year end the Company has begun negotiating the purchase of three state of the art beverage bottling lines for implementation at the Smiths Falls facility in November, 2009 with anticipated production beginning in January, 2010.  The negotiations on the equipment purchase are anticipated to be finished in July 2009.

Subsequent to the year end, the Company entered into a new venture in Iceland. A new corporation, Aquablue International Iceland ehf. was incorporated on May 1, 2009, in which Aquablue International, Inc. is a 50% shareholder. The purpose of this new subsidiary is to take advantage of investment opportunities in Iceland as well as to act as a strategic location from which to take advantage of various eastern opportunities which are under negotiation.

Subsequent to the year end, the Company signed a Patent license agreement dated June 1st, 2009.  The agreement provides the Company with the worldwide rights to market Spin labelling technology.  The agreement is effective until December 31, 2014 at which time it may be renewed on a year-to-year basis.  The agreement calls for minimum licensing payments to be paid to the licensor over the term of the agreement.

[OUTSIDE BACK COVER OF PROSPECTUS]

AQUABLUE INTERNATIONAL, INC.
18,841,100 SHARES COMMON STOCK

$0.05 per Share

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscription

Page - 45

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee	$52.57
Transfer Agent Fees	$500.00
Accounting Fees and Expenses	$2000.00
Legal Fees and Expenses	$50,000.00
Printers	$200.00
Miscellaneous	$500.00
Total	$53,252.57

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Nevada for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES

In connection with its merger with Aquablue International, Inc., on March 27, 2009, Aquablue Spring Water International, Inc. issued 125,000,000 shares of its common stock for each share of common stock held by stockholders of Aquablue International, Inc. of which 37,433,850 are being registered by the Selling Stockholders listed in this Registration Statement. The company issued these shares under the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the company under Section 4(2) and Regulation S promulgated thereunder due to the fact that the issuance did not involve a public offering and the investors were non-US residents.

Page - 46

ITEM 16.                      EXHIBITS

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of Aquablue International, Inc.
3.1.1	Stamped Articles from the Secretary of State of Nevada
3.2	Bylaws
4.1	Form of Common Stock Certificate
10.1	Share Exchange Agreement between Aquablue Spring Water International, Inc. and Aqua Blue International, Inc. (Canada)
10.2	Supply and Distribution Agreement between Aquablue Spring Water International, Inc. and Natural Glacial Waters, Inc.
10.3	Distribution Agreement between Aquablue Spring Water International, Inc. and China Asia Group Holding Limited
10.4	Patent License Agreement between Aquablue Spring Water International, Inc. and Stephen Key Design, LLC
14	Aquablue International, Inc. Code of Ethics
23.1	Consent of Conner & Associates, P.C., certified public accountants

ITEM 17.                      UNDERTAKINGS

The Registrant undertakes:

1.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Page - 47

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Page - 48

5.
Since the small business issuer is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. “

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Page - 49

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Smiths Falls, Canada on June 29, 2009.

                                                      AQUABLUE INTERNATIONAL, INC.

                                                  By: /s/ MANUEL DASILVA
                                                                            Manuel DaSilva
                Chief Executive Officer and Chairman
                (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.
Signature	Title	Date

/s/ MANUEL DASILVA	Chief Executive Officer	June 29, 2009
Manuel DaSilva

/s/ DANIEL VILLENEUVE	President / Director	June 29, 2009
Daniel Villeneuve

/s/ DAVID WASSUNG	Vice President / Director	June 29, 2009
David Wassung

Page - 50

EXHIBIT 3.1

Page - 51

ARTICLES OF INCORPORATION

OF

AQUABLUE INETERNATIONAL, INC.

ARTICLE I

The name of the corporation is Aquablue International, Inc.

ARTICLE II

The registered office of the corporation in the State of Nevada is located at 1350 E. Flamingo Road, Ste 13B, Las Vegas Nevada 89119. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside of the State of Nevada as well as within the State of Nevada.

ARTICLE III

The objects for which this corporation is formed are to engage in any lawful activity.

ARTICLE IV

The total number of common stock authorized that may be issued by the Corporation is three hundred and fifty million (350,000,000) shares of common stock with a par value of $0.0001 per share.

Preferred Series A. The total number of Preferred Series A stock authorized are 10,000,000. The Series A Shares will hold no conversion rights and will have a super voting right of 1000 to 1. Every one share of Series A Preferred stock will equal 1,000 common shares voting right.

ARTICLE V

The governing board of the corporation shall be known as the directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced few than one (1). The first Board of Directors shall be three (3) in number and the name and post office address of those directors are:

Name:    Manuel Da Silva – Cheif Executive Officer / Director
    1 Hershey Drive, Smiths Falls,
                Ontario K7A 4T8
Canada

Name:    Daniel Villeneuve – President / Director
    1 Hershey Drive, Smiths Falls,
                Ontario K7A 4T8
Canada

Name:    David Wassung - Vice President / Director / Secretary / Treasurer
    1 Hershey Drive, Smiths Falls,
                Ontario K7A 4T8
Canada

Page - 52

ARTICLE VI

The capital stock of the corporation, after the amount of the subscription price or par value, bas been paid in, shall not be subject to assessment to pay the debts of the corporation.

ARTICLE VII

The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name:    Law Offices of Applbaum & Zouvas LLP
Luke C. Zouvas, Esq
2368 2nd Avenue
San Diego, CA 92101

ARTICLE VIII

The Resident Agent for this corporation shall be The UPS Store. The address of the Resident Agent and the Registered or statutory address of this corporation in the State of Nevada shall be: 1350 E. Flamingo Road, Ste 13B, Las Vegas Nevada 89119.

ARTICLE IX

The corporation is to have perpetual existence.

ARTICLE X

The Board of Directors shall adopt the initial By-Laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-Laws, or to adopt new By-Laws, except as otherwise may be specifically provided in the By-Laws.

ARTICLE XI

The Board of Directors shall have the authority to open bank accounts and adopt banking resolution on behalf of the corporation.

ARTICLE XII

No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statures. Any repeal  or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer  of the corporation for acts or omissions prior to such repeal or modification.

Page - 53

ARTICLE XIII

The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these  Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of March, 2009.

Incorporator

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EXHIBIT 3.2

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EXHIBIT 3.3

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BYLAWS OF

AQUABLUE INTERNATIONAL, INC.

ARTICLE I

Corporate Offices

The corporation shall maintain a registered office in the State of Nevada. The Board may establish other offices in or outside the State of Nevada.

ARTICLE II

Stock

2.1 Issuance of Shares.

(a) Authorized Shares. The corporation may issue the number of shares of each class or series authorized by the Articles. Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or canceled.

(b) Board Authorization for Issuance. The Board must authorize any issuance of shares. The Board may issue shares in exchange for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. The Board's authorization must state the maximum number of shares of each class or series that may be issued and the price for each share.

(c) Sales Subject to Restrictions. The corporation may issue shares which are subject to restrictions on their transfer, as provided in Section 2.10.

(d) When Fully Paid. When the corporation has received the consideration in exchange for which the Board  has authorized the issuance of shares, the shares issued will be fully paid and nonassessable.

(e) Re-Acquisition. The corporation may acquire its own shares. Shares so acquired shall constitute authorized but unissued shares.

2.2 Fractional Shares or Scrip.

(a) Issuance. The corporation may:

(1) Issue fractions of a share or pay in money the value of fractions of a share;
(2) Arrange for disposition of fractional shares by the shareholders;

(3) Issue scrip entitling the holder to receive a full share upon surrendering enough scrip to equal a full share.

(b) Scrip. Each certificate representing scrip must be conspicuously labeled "scrip," and must state on its face:

(1) The name of this corporation;

(2) That this corporation is organized under the laws of the State of Nevada;

(3) The name of the person to whom it is issued; and

(4) The fractional portion and class of shares and the designation of the series, if any, the certificate represents.

(c) Rights of Holders. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip so provides.

(d) Conditions on Issuance. The Board may authorize the issuance of scrip subject to any condition considered desirable, including:

(1) That the scrip will become void if not exchanged for full shares before a specified date; and

(2) That the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

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2.3 Issuance of Rights or Options to Purchase Shares. The corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The Board shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued upon exercise of any such right, option, or warrant.

2.4 No Preemptive Rights.  The shareholders have no preemptive rights to acquire proportional amounts of the corporation's unissued shares upon a decision by the Board to issue them.

2.5 Certificates of Stock. The Secretary shall issue stock certificates evidencing ownership of shares in the corporation. Stock certificates shall be issued in their proper numerical order. Each shareholder shall be entitled to a certificate which has been signed either manually or in facsimile by the President or a Vice President, which has been attested to by the Secretary or an Assistant Secretary, and which has been sealed with the corporate seal. The Secretary may issue a certificate bearing the signature of an individual who no longer holds that office. Such a certificate shall have the same effect as it would if the person still held office on the date of issue. Every stock certificate shall state:

(a) The name of the corporation;

(b) That the corporation is incorporated in Nevada;

(c) The name of the person to whom the shares represented by the certificate are issued;

(d) The number, class, and designation of the series, if any, of the shares represented by the certificate;

(e) If there is more than one class, a statement that the corporation will furnish to any shareholder, upon request and without charge, a full written statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized by the corporation, and the variations in rights, preferences, and limitations determined for each series; and

(f) Either a complete description or a reference to the existence and general nature of any restrictions on the ownership or transfer of the shares which the certificate represents.

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2.6 Lost or Destroyed Certificates. The Secretary may issue a replacement certificate in place of a lost, mutilated, or destroyed certificate, upon proof that the certificate was lost, mutilated, or destroyed, if the holder of the certificate gives a satisfactory bond of indemnity to the corporation. The Secretary may issue a replacement certificate without requiring any bond when the Board determines it is proper to do so.

2.7 Stock Records. The Secretary shall keep the stock transfer books at the registered office or principal place of business of the corporation, or at the office of the corporation's transfer agent or registrar. The Secretary, or the transfer agent or registrar, shall enter on the stock transfer books the name and address of each shareholder, together with the class, number of shares, and date on which the shares were issued or transferred to the shareholder. Each shareholder shall keep the shareholder's current address on file with the Secretary.

2.8 Record Owners. The corporation shall treat a shareholder of record as the owner of the shares for all purposes. The corporation shall not be bound to recognize any claim to or interest in any share on the part of any other person, whether or not it has notice of such a claim or interest, until that person's name has been entered on the transfer books as the shareholder of record.

2.9 Stock Transfers.

(a) Method of Transfer. Subject to any restrictions placed on the transfer of shares at or prior to the time such shares are issued, shareholders may transfer their shares by delivering the certificates to the transferee, accompanied by:

(1) An assignment in writing on the back of the certificate, or an assignment separate from certificate, or a written power of attorney to sell, assign, and transfer the shares which is signed by the record holder of the certificate; and

(2) Any additional documents, instruments, or other evidences necessary to satisfy the requirements of any transfer restrictions applicable to the shares by law or by contract.

(b) Surrender of Old Certificate to Secretary. Upon receipt of a transferred certificate, a transferee shall surrender the certificate, along with evidence that the certificate was transferred to the transferee, to the Secretary, so that the Secretary may record the transfer on the stock transfer books and issue a new certificate to the transferee.

(c) Recording Transfers. Except as otherwise specifically provided in these Bylaws, the Secretary shall not record any shares of stock as having been transferred on the books of the corporation until the outstanding certificates for those shares have been surrendered to the corporation. The Secretary shall cancel all certificates surrendered to the corporation for transfer. The Secretary shall issue no new certificate until the former certificate representing those shares has been surrendered and canceled, except as provided in Section 2.6.

2.10 Restrictions on Transfer. The Board may restrict the transfer of the corporation's shares as permitted by law. The existence of any such restriction shall be noted conspicuously on the front or back of the certificate. No such restriction will affect shares issued before the restriction was adopted, unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

ARTICLE III

Shareholders

3.1 Annual Meeting. The corporation shall hold a meeting of the shareholders annually on a date and at a time and place set by the Board. The order of business at the annual meeting of shareholders shall be as follows:

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(a) Calling the meeting to order;

(b) Proof of notice of meeting, or filing of waivers of notice;

(c)           Reading of minutes of the last annual meeting;

(d)           Reports from officers;

(e)           Reports from committees;

(f)           Election of directors; and

(g)           Other business.

3.2 Special Meetings.

The corporation shall hold a special meeting of the shareholders:

(a) On call of the Board, the Chairman, or the President; or

(b) If the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, sign, date, and deliver to the Secretary one or more written demands for a special meeting which describe the purposes for the meeting.

Only issues identified in the notice of a special meeting may be conducted at that meeting. The Secretary shall issue notice of any special meeting as provided in Paragraph 3.6(b).

3.3 Adjourned Meetings. The chairman of the meeting may adjourn a shareholders' meeting at any time a quorum, as that term is defined in Section 3.8, is not present. With the consent of the holders of a majority of the shares represented in person or by proxy, and entitled to vote at a shareholders' meeting, the chairman of the meeting may adjourn the meeting for any reason to a time and place determined by the chairman of the meeting. The chairman of the meeting may adjourn a meeting at which directors are to be elected only from day to day until the directors are elected. The shareholders may conduct any business at an adjourned meeting which they might have conducted at the original meeting.

3.4 Meeting Place. Shareholders' meetings may be held either at the corporation's registered Nevada office or at any other place designated by the Board and identified in, the notice of the meeting.

3.5 Chairman of the Meeting. The Chairman shall serve as chairman of all shareholders' meetings. In the absence of the Chairman, the President or any other person appointed by the Board shall serve as chairman of a shareholders' meeting.

3.6 Notice of Shareholders' Meetings.

(a) Annual Meetings. The corporation shall notify the shareholders of each annual shareholder’s meeting. The corporation shall deliver notice, as provided in Section 9.1, at least ten (10), but not more than sixty (60), days before the meeting date. Notice of an annual meeting need not include a description of the purposes of the meeting, except as provided under Paragraph (c) below. The corporation must deliver notice to all shareholders entitled to vote at the annual meeting, and must notify certain other shareholders of an annual meeting as provided in Paragraph (c) below.

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(b) Special Meetings. The corporation shall notify the shareholders entitled to vote on the actions to be considered at any special meeting called pursuant to Section 3.2. The corporation need not notify all shareholders unless required to do so as provided in Paragraph (c) below. The notice must include a description of the purposes for which the meeting was called, and be accompanied by other materials described in Paragraph (c) below. The corporation must deliver the notice at least ten (10), but not more than sixty (60), days before the meeting date. If the corporation fails to issue the notice within ten (10) days after shareholders holding ten percent (10%) or more of the outstanding shares entitled to vote on a particular issue have delivered to the Secretary written demand for a special meeting to consider that issue in accordance with Paragraph 3.2(b), the shareholders requesting the meeting may issue the notice on behalf and at the expense of the corporation.

(c) Meetings Concerning Extraordinary Acts. If a purpose of a shareholders' meeting is to consider action on an amendment to the Articles, a planned merger or share exchange, a proposed sale, lease, or other disposition of all or substantially all of the property of the corporation other than in the regular course of business, or the dissolution of the corporation, the corporation shall notify all shareholders, whether or not entitled to vote, at least twenty (20), but not more than sixty (60), days before the date of the meeting. The notice must describe the proposed action with reasonable clarity and must contain or be accompanied by a copy of the proposed Amendment, the plan of merger or exchange, or the agreement of sale or lease, as applicable.

(d) Adjourned Meetings. In general, the corporation need not provide notice to the shareholders of an adjourned meeting if the time, date, and place for reconvening the meeting is announced before the meeting is adjourned. However, if the chairman of a meeting adjourns a meeting for more than one hundred twenty (120) days from the date of the original meeting, the Secretary shall fix a new record date for the adjourned meeting and shall issue a new notice of the adjourned meeting to each shareholder of record entitled to notice of or to vote at the adjourned meeting.

3.7 Waiver of Notice.

(a) Written Waiver. A shareholder may waive any notice before or after the date and time of the meeting that is the subject of the notice. Except as provided by Paragraphs (b) and (c), the waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b) Waiver by Attendance. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(c) Waiver of Objection to Particular Matter. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

3.8 Quorum.

(a) Action if Quorum Present. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares is present. In general, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for that matter.

(b) Share Represented for Entire Meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or to transacting business at the meeting, the share is deemed present for purposes of establishing a quorum for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting in accordance with Paragraph 3.14(b).

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3.9 Attendance by Communications Equipment. Shareholders may participate in a shareholders' meeting by any means of communication which enables all persons participating in the meeting to hear each other simultaneously during the meeting. A shareholder who participates by means of communications equipment is deemed to be present in person at the meeting.

3.10 Voting.

(a) General Rule. In general, if a quorum is present, a matter may be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

(b) Voting on Extraordinary Acts. The holders of more than two-thirds (2/3) of all shares entitled to vote on an amendment to the Articles, a plan of merger or share exchange, a sale of assets other than in the regular course of business, or a proposal to dissolve the corporation must vote in favor of the proposed action for the corporation to take the action.

(c) Election of Directors. Directors shall be elected in accordance with the provisions of Section 4.5.

(d) Amendments to Quorum Rules. An amendment to the Articles adding, changing, or deleting either:

(1) A quorum for a voting group greater or lesser than specified in Paragraph 3.8(a); or

(2) A voting requirement for a voting group greater than specified in Paragraph (a) above must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect.

3.11 Proxies.

(a) Voting by Proxy. A shareholder may vote the shareholder's shares in person or by proxy.

(b) Proxy Appointment. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's agent.

(c) Term of Appointment. An appointment of a proxy is effective when received by the Secretary. An appointment is valid for eleven (11) months unless it is revoked earlier or the appointment form expressly provides for a longer period.

(d) Death or Incapacity of Shareholder. The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority, unless the Secretary is given notice of the death or incapacity before the proxy exercises the proxy's authority under the appointment.

(e) Corporation's Power to Accept Proxy's Actions. The corporation is entitled to accept a proxy's vote or other action as that of the shareholder, subject to the provisions of Section 3.12 and to any express limitation on the proxy's authority appearing on the face of the appointment form.

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3.12 Corporation's Acceptance of Votes.

(a) Acceptance of Vote. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation may accept the vote, consent, waiver, or proxy appointment as the shareholder's act.

(b) Vote Not by Shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation may accept the vote, consent, waiver, or proxy appointment as the shareholder's act if:

(1) The shareholder is an entity and the name signed purports to be that of an officer, partner, or agent of the entity;

(2) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder, and evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(4) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(5) Two or more persons are the shareholder as co-tenants or fiduciaries, the name signed purports to be the name of at least one of the co-owners, and the person signing appears to be acting on behalf of all the co-owners.

(c) Rejection of Vote. The corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary has reasonable basis for doubt about the validity of the signature or about the signatory's authority to sign for the shareholder.

3.13 Shareholders' List for Meeting.

(a) Shareholders' List. After the corporation fixes a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders as of the record date who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares), show the most recent address on file of each shareholder, and identify the number of shares held by each shareholder.

(b) List Available for Inspection. The Secretary shall make the shareholders' list available for inspection by any shareholder, beginning ten (10) days prior to the meeting and continuing through the meeting. The list will be available at the corporation's principal office or at a place (identified in the meeting notice) in the city where the meeting will be held. A shareholder, or the shareholder's agent, may inspect the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

(c) List at Meeting. The Secretary shall make the shareholders' list available at the meeting. Any shareholder or shareholder's agent may inspect the list at any time during the meeting or any adjourned meeting.

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(d) Right to Copy. A shareholder may copy the list as provided in Sections 10.2 and 10.3.

3.14 Fixing the Record Date.

(a) Date for Meetings. The Board shall fix a record date in order to determine which shareholders are entitled to notice of a shareholders' meeting or to vote at the meeting. If the Board fails to fix a record date for a meeting, then the day before the first notice of the meeting is delivered to the shareholders shall be the record date. If the Secretary does not issue notice of a meeting because all shareholders entitled to notice have waived notice, then the record date shall be the date on which the Secretary received the last waiver of notice.

(b) Date for Adjourned Meetings. Once the Secretary has determined which shareholders are entitled to notice of or to vote at a shareholders' meeting, the determination is effective for any adjournment of the meeting unless the Board fixes a new record date. The Board must fix a new record date if the meeting is adjourned for more than one hundred twenty (120) days after the date fixed for the original meeting.

(c) Date for Dividends and Distributions. If the Board fails to fix a record date for determining which shareholders are entitled to receive a share dividend or a distribution which does not involve a purchase, redemption, or other acquisition of the corporation's shares, the record date shall be the date the Board authorizes that dividend or distribution.

(d) Date for Action without Meeting. The record date for determining which shareholders may vote to take action without a meeting is the date the first shareholder signs the consent describing the action to be taken.

3.15 Action by Shareholders without a Meeting.

(a) Action Agreed to by Majority Shareholders. The shareholders may take any action within their powers without a meeting if the action is agreed to by simple majority of the shareholders entitled to vote on the action. To take an action without a meeting, a  simple majority of the shareholders entitled to vote on the action must sign a written consent describing the action to be taken. The consents must be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b) Record Date. The record date for determining shareholders entitled to take action without a meeting shall be as specified in Section 3.14.

(c) Withdrawal of Consent. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Secretary prior to the time that all consents are in possession of the corporation.

(d) Effective Date of Action. Action taken by the shareholders without a meeting shall be effective when all consents are in possession of the corporation, unless the consents specify a later effective date.

(e) Action by Consent. An action taken by consent has the effect of a meeting vote and may be described as such in any document.

(f) Notice. The corporation must give nonvoting shareholders written notice, at least ten (10) days before the action is taken, as provided in Section 9.1, if action by consent is proposed for any of the actions described in Paragraph 3.6(c).

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3.16 Ratification. Any action taken by the corporation, the directors, or the officers which is subsequently authorized, approved, or ratified by vote of the number of shares that would have been sufficient to approve the action in the first instance, shall be valid and binding as though ratified by every shareholder of the corporation.

ARTICLE IV

Board of Directors

4.1 Management Responsibility. The corporation shall have a Board of Directors, which shall be responsible for the exercise of all corporate powers. The Board shall manage the business, affairs, and property of the corporation.

4.2 Committees.

(a) Creation. The Board may create one or more Committees of directors. Each Committee must have two or more members.

(b) Approval of Committees. The number of directors required to take action under Section 4.11 must approve the creation of a Committee.

(c) Rules Governing Committees. The rules governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, under Sections 4.10 through 4.15, apply to Committees.

(d) Powers of Committees. Subject to the limitations stated in Paragraph (e) below, the Board shall specify the extent to which each Committee may exercise the authority of the Board.

(e) Limitations on Committee Action. A Committee may not:

(1) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

(2) Approve or propose to shareholders action which must be approved by the shareholders,

(3) Fill vacancies on the Board or on any Committee;
(4) Amend the Articles;

(5) Adopt, amend, or repeal these Bylaws;

(6) Approve a plan of merger not requiring shareholder approval; or

(7) Authorize or approve the issuance or sale of shares or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

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(f) Minutes. All Committees shall keep regular minutes of their meetings, which shall be included in the corporate minute books at the registered office of the corporation.

(g) No Relief from Responsibility. Neither the Board nor any director may be relieved of any responsibility imposed by law, the Articles, or these Bylaws by designating a Committee and delegating the Board's or the director's responsibilities to the Committee.

4.3 Duties of Directors.

(a) Due Care and Loyalty. Each person who is a director shall perform the duties of a director, including any duties the director may have as a member of any Committee:

(1) In good faith;

(2) In a manner the director reasonably believes to be in the best interests of the corporation; and

(3) With the care an ordinarily prudent person in a like position would use under similar circumstances.

(b) Right to Rely on Experts. In performing corporate duties, a director may rely on information, opinions, reports, or statements, including financial statements or other financial data prepared or presented by:

(1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(2) Legal counsel, public accountants, or other persons concerning matters which the director reasonably believes to be within their professional or expert competence; or

(3) A Committee, the deliberations of which the director reasonably believes merits confidence, concerning matters within the Committee's designated authority.

(c) Failure to Act in Good Faith. A director fails to act in good faith if the director relies on information provided by the above persons even though the director has knowledge concerning a particular matter that would make reliance on the information unwarranted.

4.4 Number and Qualification of Directors. The Board shall consist of no fewer than two (2) and no more than five (5) directors. The corporation shall have three (3) directors until that number is changed in accordance with these Bylaws. If the shareholders elect a greater or lesser number of directors than is specified in this section, then election of that number shall automatically amend these Bylaws to increase the number of directors to the number elected. No director need be a shareholder of the corporation.

4.5 Election of Directors.

(a) Initial Directors; Annual Elections. The terms of the initial directors will expire at the first annual meeting of shareholders. The shareholders shall elect successor directors at the first annual meeting of shareholders, and at each annual meeting thereafter.

(b) Cumulative Voting. Shareholders entitled to vote at any election of directors may cumulate votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and to cast the product for a single candidate or to distribute the product among two or more candidates.

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(c) Election. In any election of directors, the candidates elected are those who receive the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected.

4.6 Term of Office. Each director shall hold office for a one-year term until the next succeeding annual meeting, and thereafter until the director's successor is elected and qualified. If a director dies, resigns, or is removed, the director's replacement shall serve throughout the remaining portion of the director's term, and thereafter until the director's successor is elected and qualified.

4.7 Vacancy on Board of Directors. If a vacancy occurs on the Board, the directors then in office may fill the vacancy by the affirmative vote of a simple majority of all the directors in office, even if a quorum is not present.

4.8 Resignation. A director may resign at any time by delivering written notice to the Chairman, the President, the Secretary, or each member of the Board. A resignation shall take effect when notice is delivered, unless the notice specifies a later effective date. The corporation need not accept a resignation for the resignation to be effective. A resignation shall not affect the rights of the corporation under any contract with the resigning director.

4.9 Removal.
(a) Special Meeting. The shareholders may remove one or more directors, with or without cause, only at a special meeting of shareholders called expressly for that purpose. The notice of the meeting must state that the purpose of the meeting is to remove one or more directors.

(b) Voting. The shareholders may remove a director by affirmative vote of the holders of a simple majority of the shares entitled to vote on the election of that director. A director may not be removed if votes sufficient to elect the director are voted against the director's removal.

4.10 Meetings.

(a) Annual Meeting. The first meeting of each newly elected Board shall be known as the annual Board meeting. The Board shall hold the annual Board meeting, without notice, immediately after the annual shareholders' meeting or after any special shareholders' meeting at which new directors are elected. The Board shall hold the annual Board meeting at the same place as the annual shareholders' meeting unless the Board specifies another place by resolution.

(b) Regular Meetings. The Board may hold regular meetings at a place and on a day and hour fixed by resolution of the Board.

(c) Special Meetings. The Chairman or any two directors may call a special meeting of the Board. The Board shall hold the special meeting at the place and on the day and hour specified by the persons calling the meeting.

(d) Adjourned Meetings. A majority of the directors present may vote to adjourn any meeting to another time and place even if the number of directors present or voting does not constitute a quorum. If the meeting is adjourned for more than forty-eight (48) hours, the Secretary shall give notice of the time and place of the adjourned meeting to the directors who were not present at the time the meeting was adjourned.

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4.11 Quorum and Voting of Directors.

(a) Majority Constitutes a Quorum. A majority of the directors shall constitute a quorum for the transaction of business at a meeting, except as provided in Section 4.7 and in Paragraph (b) below. The appropriate percentage of the directors present at a meeting at which a quorum is present may take any actions which the directors are authorized to take on behalf of the corporation.

(b) Action in Absence of a Quorum. The Board may continue to transact business at a meeting at which a quorum was initially present. In order to take any action at a meeting at which a quorum is no longer present, the action must be approved by a sufficient percentage of the number of directors required to establish a quorum.

(c) Dissent by Directors. A director may abstain or dissent from any action taken. However, a director may not dissent or abstain if the director voted in favor of the action taken. A director who is present at a meeting when action is taken is deemed to have assented to the action taken unless:

(1) The director objects at the beginning of the meeting to holding the meeting or to transacting business at the meeting;

(2) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

(3) The director delivers written notice of the director's dissent or abstention to the chairman of the meeting before the Board adjourns the meeting or to the corporation within a reasonable time after the Board adjourns the meeting.

4.12 Attendance by Communications Equipment. The directors may participate in a meeting by means of any communications equipment which enables all persons participating in the meeting to hear each other simultaneously during the meeting. A director who participates by means of communications equipment is deemed to be present in person at the meeting.

4.13 Action by Directors without a Meeting. The Board may take any lawful action without a meeting if each director delivers a signed consent to the corporation which describes the action to be taken. An action approved by consent shall have the same effect as an action approved by unanimous vote at a meeting duly held upon proper notice, and may be described as such in any document. All consents shall be inserted into the minute books as if they were the minutes of a Board meeting. An action taken by consent by the Board shall be effective when the last director signs the consent, unless the consent specifies a later effective date.

4.14 Notice of Meeting.

(a) Regular Meetings. The Secretary may, but need not, issue notice pursuant to Article IX of any regular Board meeting if the time and place of the regular meeting has been fixed by resolution of the Board and a copy of the resolution has been mailed or delivered to each director at least two (2) days preceding the day of the first meeting held under that schedule.

(b) Special Meetings. The Secretary, or the person calling a special Board meeting, shall issue notice pursuant to Article IX of the date, time, and place of the meeting at least two (2) days preceding the day on which the meeting is to be held. Any Board meeting shall be properly called if each director either has received valid notice of the meeting, is present without objecting, or waives notice of the meeting pursuant to Paragraph below. The notice of any regular or special meeting of the Board need not specify the purpose of the meeting or the actions proposed for the meeting unless these Bylaws so require.

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(c) Waiver of Notice. A director may waive notice before or after the date and time stated in the notice. A waiver shall be equivalent to receipt of notice. A director may waive notice by submitting a written waiver, signed by the director entitled to the notice, to the corporation for inclusion in the minutes or filing with the corporate records. A director may also, by attending or participating in a meeting, waive any required notice of the meeting unless the director, at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.15 Chairman of the Meeting. The Chairman shall serve as the chairman of the meeting of all Board meetings. In the absence of the Chairman, the President or any other person appointed by the Board shall serve as the chairman of the meeting of a Board meeting.

4.16 Compensation. The Board shall fix the amount or salary to be paid to each director for service as a director or for attendance at each meeting of the Board. Salary or payment for service as a director shall not preclude a director from serving the corporation in any other capacity or from receiving compensation for service in that other capacity.

4.17 Liability for Unlawful Distributions.

(a) Director's Liability. A director who votes for or assents to an unlawful distribution made in violation of Section 8.1 is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating Section 8.1 if the director fails to perform the director's duties in compliance with Section 4.3.

(b) Right to Contribution. A director held liable for an unlawful distribution is entitled to contribution:

(1) From every other director who could be held liable for the unlawful distribution; and

(2) From each shareholder for the amount the shareholder accepted knowing the distribution was unlawful.

ARTICLE V

Conflicting Interest Transactions

5.1 Definitions. For purposes of this Article:

(a) "Conflicting interest" means the interest a director has respecting a transaction effected or proposed to be effected by the corporation or any other entity in which the corporation has a controlling interest if:

(1) The director knows at the time the corporation takes action that the director or a related person is a party to the transaction or has a significant beneficial financial interest in or so closely linked to the transaction that a reasonable person would expect the interest to influence the director's judgment if the director were called upon to vote on the transaction; or

(2) The transaction is brought before the Board for action, and the director knows at the time the Board reviews the transaction that any of the following persons is either a party to the transaction or has a significant beneficial financial interest in or so closely linked to the transaction that a reasonable person would expect the interest to influence the director's judgment if the director were called upon to vote on the transaction:

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(A) An entity of which the director is a director, general partner, agent, or employee;

(B) An entity that controls, is controlled by, or is under common control with one or more of the entities specified in (A); or

(C) An individual who is a general partner, principal, or employer of the director.

(b) "Director's conflicting interest transaction" means a transaction effected or proposed to be effected by the corporation or any other entity in which the corporation has a controlling interest respecting which a director of the corporation has a conflicting interest.

(c) "Qualified director" means any director who does not have either:

(1) A conflicting interest respecting the transaction; or

(2) A familial, financial, professional, or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction.

(d) "Qualified shares" means any shares entitled to vote with respect to the director's conflicting interest transaction except shares that, to the knowledge, before the vote, of the Secretary, are beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction or by a related person of the director, or both.

(e) "Related person" of a director means:

(1) A child, grandchild, sibling, parent, or spouse of, or an individual occupying the same household as, the director, or a trust or estate of which any of the above individuals is a substantial beneficiary; or

(2) A trust, estate, incompetent, conservatee, or minor of which the director is a fiduciary.

(f) "Required disclosure" means disclosure by the director who has a conflicting interest of:

(1) The existence and nature of the director's conflicting interest; and

(2) All facts known to the director respecting the subject matter of the transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction.

5.2 Directors' Action.

(a) Majority Vote. Directors' action respecting a director's conflicting interest transaction is effective if the transaction received the affirmative vote of a majority of (but no fewer than two) qualified directors who voted on the transaction after either required disclosure to them or compliance with Paragraph (b) below.

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(b) Director's Disclosure. If a director has a conflicting interest respecting a transaction, but neither the director nor a related person of the director is a party to the transaction, and if the director has a duty under law or professional canon, or a duty of confidentiality to another person, which would prevent that director from making the disclosure described in Paragraph 5.1(f), then disclosure is sufficient if the director:

(1) Discloses to the directors voting on the transaction the existence and nature of the director's conflicting interest and informs them of the character and limitations imposed by that duty before their vote on the transaction; and

(2) Plays no part, directly or indirectly in their deliberations or vote.

(c) Quorum. A majority (but no fewer than two) of the qualified directors constitutes a quorum for purposes of action that comply with this Article. Directors' action that otherwise complies with this Article is not affected by the presence or vote of a director who is not a qualified director.

5.3 Shareholders' Action.

(a) Majority Vote. Shareholders' action respecting a director's conflicting interest transaction is effective if a majority of the votes entitled to be cast by the holders of all qualified shares were cast in favor of the transaction after:

(1) Notice to shareholders describing the director's conflicting interest;
(2) Provision of the information referred to in Paragraph (c) below; and

(3) Required disclosure to the shareholders who voted on the transaction.

(b) Quorum. A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Subject to the provisions of Paragraph (c), shareholders' action that otherwise complies with this section is not affected by the presence or voting of shares that are not qualified shares.

(c) Director's Disclosure. A director who has a conflicting interest respecting the transaction shall, before the shareholders' vote, inform the Secretary of the number, and the identity, of persons holding or controlling the vote of all shares that the director knows are beneficially owned or the voting of which is controlled by the director or by a related person of the director.

ARTICLE VI

Indemnification

6.1 Indemnification Definitions. For purposes of this Article:

(a) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(b) "Director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

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(c) "Expenses" include counsel fees.

(d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(e) "Official capacity" means:

(1) When used with respect to a director, the office of director in the corporation; and
(2) When used with respect to an individual other than a director, as contemplated in Section 6.6, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

"Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

6.2 Indemnification.

(a) Right to Indemnity. Except as provided in Paragraph (d), the corporation shall indemnity an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

(1) The individual acted in good faith; and

(2) The individual reasonably believed:

(A) In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

(B) In all other cases, that the individual's conduct was at least not opposed to its best interests; and

(3) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

(b) Conduct Concerning Employee Benefit Plans. A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B).

(c) Legal Proceedings. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

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(d) Limits on Indemnity. The corporation shall not indemnity a director under this section:

(1) In connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or

(2) In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

(e) Coverage of Reasonable Expenses. Indemnification provided under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

6.3 Advances for Expenses.

(a) Advances. The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(1) The director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 4.3; and

(2) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

(b) Director's Undertaking. The undertaking required by subparagraph (a)(2) must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment if the Board determines that the risk the advance will not be repaid is reasonable under the circumstances. The provisions of Section 5.2 will apply in making any such determination.

6.4 Determination and Authorization of Indemnification.

(a) Determination of Proper Conduct. The corporation shall not indemnity a director under Section 6.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 6.2.

(b) Board Determination. The determination shall be made:

(1) By the Board by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2) If a quorum cannot be obtained under subparagraph (1), by majority vote of a Committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3) By special legal counsel:

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(A) Selected by the Board or its Committee in the manner prescribed in subparagraph (1) or (2); or

(B) If a quorum of the Board cannot be obtained under Subparagraph (1) and a Committee cannot be designated under Subparagraph (2), selected by majority vote of the full Board (in which selection directors who are parties may participate); or

(4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c) Authorization of Indemnification. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b)(3) to select counsel.

6.5 Shareholder Authorized Indemnification and Advancement of Expenses. If authorized by the Articles of Incorporation, any Bylaw adopted or ratified by the shareholders, or any resolution adopted or ratified, before or after the event, by the shareholders, the corporation shall have power to make or agree to indemnity a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations in Sections 6.2, 6.3 and 6.4; provided that no such indemnity shall indemnity any director from or on account of.

(a) Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

(b) Conduct of the director finally adjudged to be in violation of Section 4.17; or

(c) Any transaction with respect to which it is finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

6.6 Indemnification of Officers, Employees, and Agents. The corporation shall indemnity and advance expenses under Sections 6.2 through 6.5 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director.

6.7 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnity the individual against the same liability under Section 6.2.

6.8 Report to Shareholders. If the corporation indemnifies or advances expenses to a director under Section 6.2, 6.3, or 6.5 in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

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ARTICLE VII

Officers

7.1 Officers and Their Duties. The following officers shall be elected annually and shall have the duties enumerated below:

(a) Chairman of the Board. The Chairman shall be a director and shall perform the duties assigned to the Chairman by the Board. The Chairman shall preside at all meetings of the shareholders and at all meetings of the Board. The Chairman may sign deeds, mortgages, bonds, contracts, or other instruments, unless these powers have been expressly delegated by the Board to some other officer or agent of the corporation or are otherwise required by law to be signed or executed by some other officer or in some other manner. If the President dies or becomes unable to act, the Chairman shall perform the duties of the President, except as may be limited by resolution of the Board.

(b) President.

(1) The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board. The President shall supervise and control the assets, business, and affairs of the corporation. If no Chairman has been elected, the President shall be a director. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, unless these powers have been expressly delegated by the Board to some other officer or agent of the corporation. The President shall vote shares in other corporations which are owned by the corporation, unless the Board prescribes otherwise. The President shall perform all duties incident to the office of president and any other duties which the Board may prescribe.

(2) The President may appoint one or more Assistant Secretaries and Assistant Treasurers, as the President deems necessary.

(c) Vice Presidents. The Board may designate one or more Vice Presidents or other officers and assistant officers as the Board determines is necessary or advisable, or the Board may delegate that power to the President. The Vice Presidents shall have the powers and perform the duties accorded to them by the Board, the Articles, the Bylaws, or delegated to them by the Chairman or the President. If no Chairman has been elected, in the absence or disability of the President, the Vice President designated by the Board shall perform the duties of the President. When so acting, the designated Vice President shall have all the powers of, and be subject to the same restrictions as is the President. However, a Vice President may not preside as the chairman of a Board meeting unless that Vice President is also a director.

(d) Secretary.

(1) The Secretary shall:

(A) Prepare the minutes of meetings of the directors and of the shareholders, keep the minutes in one or more books provided for that purpose, and be responsible for authenticating the records of the corporation;

(B) Ensure that all notices are given in accordance with the provisions of Sections 3.6, 4.14 and Article IX of these Bylaws and as required by law;

(C) Serve as custodian of the corporate records and the corporate seal, and ensure that the seal is affixed to all documents requiring the corporation's seal, provided that the document has been duly authorized for execution;

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(D) Keep a register of the address of each shareholder, director, and officer;

(E) Sign certificates representing the authorized shares of the corporation;

(F) Maintain the stock transfer books of the corporation pursuant to the provisions of Section 2.7;

(G) Appoint a registrar or transfer agent to oversee the stock transfer books;

(H) When required by law or resolution of the Board, sign the corporation's deeds, mortgages, bonds, contracts, or other instruments; and

(I) Perform all other duties incident to the office of Secretary or assigned by the President or the Board.

(2) In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

(e) Treasurer.

(1) The Treasurer shall:

(A) Take custody of and account for all funds and securities held by the corporation;

(B) Receive and give receipts for sums due to the corporation, and deposit those sums in the name of the corporation in banks, trust companies, or other depositories which the Board may select in accordance with the provisions of these Bylaws; and

(C) Perform all other duties incident to the office of treasurer or assigned to the Treasurer by the President or the Board.

(2) In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

(f) Additional Duties; Other Officers and Agents. The Board may assign any officer any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint assistant officers or agents and to prescribe the terms of office, authorities, and duties of such assistant officers or agents.

(g) Authority to Enter Contracts and to Issue Checks and Drafts. The Board may authorize any officer or agent of the corporation to enter into contracts or to execute and deliver instruments in the name of and on behalf of the corporation. The Board may grant either general or limited authority to its officers and agents to make contracts or execute instruments. The Board shall authorize certain officers or agents of the corporation to sign the corporation's checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation.

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7.2 Qualifications. None of the officers is required to be a director, except as specified in Section 7.1. The same person may hold two or more corporate offices, except that one person may not hold the offices of President and Secretary at the same time.

7.3 Standards of Conduct for Officers.

(a) Due Care and Loyalty. An officer with discretionary authority shall discharge the officer's duties under that authority:

(1) In good faith;

(2) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(3) In a manner the officer reasonably believes to be in the best interests of the corporation.

(b) Right to Rely on Experts. In performing the officer's duties, the officer may rely on information, opinions, reports, or statements, including financial statements and other financial data prepared or presented by:

(1) One or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

(2) Legal counsel, public accountants, or other persons concerning matters the officer reasonably believes to be within their professional or expert competence.

(c) Failure to Act in Good Faith. An officer fails to act in good faith if the officer relies on information provided by the above persons even though the officer has knowledge that makes reliance on the information unwarranted.

7.4 Bonds. The Board may require any officer to post a bond to ensure that the officer faithfully performs the duties of the office, and that in case of the death, resignation, retirement or removal of the officer, the officer returns all books, papers, vouchers, money and other property in the officer's possession or under the officer's control which belongs to the corporation. The bond shall be in the amount and with any sureties required by the Board.

7.5 Delegation. The Board may delegate the powers and duties of an officer who is absent or unable to act to any officer, director, or other person.

7.6 Election and Term of Office. The Board shall elect the officers at the annual Board meeting. If the Board fails to elect the officers at that meeting, it shall convene a meeting to elect the officers as soon thereafter as possible. Each officer shall hold office for a one!year term until the next succeeding annual Board meeting, or until the officer's successor is elected and qualified, unless the officer dies, resigns, or is removed.

7.7 Vacancies. The Board may fill a vacancy in any office created because of the death, resignation, removal, or disqualification of an officer, because of the creation of a new office, or for any other cause.

7.8 Resignation. An officer may resign at any time by delivering written notice to the Chairman, the President, any Vice President, the Secretary, or to each member of the Board. An officer's resignation shall take effect at the time specified in the notice or, if the time is not specified, when the notice is delivered. The corporation need not accept a resignation for the resignation to be effective. A resignation shall not affect the rights of the corporation under any contract with the resigning officer.

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7.9 Removal. The Board may remove an officer or agent of the corporation, with or without cause, if the Board finds that the best interests of the corporation would be served by removing that officer or agent. The corporation's action to remove the officer or agent shall not affect the officer's contract rights against the corporation. Any officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

7.10 Compensation. The Board shall set the compensation for the officers and the other agents and employees of the corporation. The Board may delegate the authority to set the compensation of the officers, agents, and employees to the President. No officer may be prevented from receiving compensation as an officer solely because the officer is also a director of the corporation.

ARTICLE VIII

Dividends and Distributions

8.1 Distributions. The Board may authorize and the corporation may make distributions of cash or other property in the form of a dividend or the purchase, redemption, or other acquisition of the corporation's shares, unless after making the distribution:

(a) The corporation would be unable to pay its debts as they become due in the usual course of business; or

(b) The corporation's total assets would be less than the sum of its total liabilities plus the amount needed, if the corporation were dissolved at the time of distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to the shareholders who receive the distribution.

8.2 Measure of Effect of Distribution. For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the corporation under Section 8.1, the effect of distribution shall be measured as follows:

(a) In the case of a distribution of indebtedness which requires the corporation to make principal and interest payments only if those payments would qualify as an allowable distribution under Section 8.1, each payment of principal and interest must qualify as a separate distribution, the effect of which shall be measured on the date the payment is actually made.

(b) In the case of a distribution made through the purchase, redemption, or other acquisition of the corporation's shares, the effect of the distribution shall be measured as of the earlier of.

(1) The date on which any money or other property is transferred to the shareholders;

(2) The date on which any debt is incurred by the corporation; or

(3) The date on which the shareholder ceases to be a shareholder with respect to the acquired shares.

(c) In the case of a distribution of indebtedness other than that described in Paragraph (a) above, the effect of the distribution shall be measured as of the date the indebtedness is distributed.

(d) In any other case, the effect of the distribution shall be measured either:

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(1) As of the date on which the distribution is authorized, if the corporation paid the distribution within one hundred twenty (120) days after the date of authorization; or

(2) As of the date of payment if such date occurs more than one hundred twenty (120) days after the date of authorization.

8.3 Share Dividends.

(a) Issuance to All Shareholders. The corporation may issue a share dividend by issuing shares pro rata and without consideration to all shareholders or to the shareholders of one or more classes or series.

(b) Issuance to Class of Shareholders. Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

(1) The Articles so authorize;

(2) A majority of the votes entitled to be cast by the class or series to be issued approve the issue; or

(3) There are no outstanding shares of the class or series to be issued.

8.4 Closure of the Stock Transfer Books. The Board may close the stock transfer books for a period of not more than seventy (70) days for the purpose of making a distribution.

8.5 Reserves. The corporation may, before making any distribution, set aside certain amounts to serve as a reserve fund to meet contingencies, or for any other purpose. Any funds not distributed by the corporation at the end of any fiscal year shall be deemed to have been thus set aside as a reserve until the Board otherwise disposes of the funds.

ARTICLE IX

Notices

9.1 Method of Notice.

(a) General. In general, notices called for under these Bylaws shall be given in writing.

(b) Methods of Communication. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

(c) Effective Date of Notice to Shareholder. Written notice to a shareholder, if in a comprehensible form, is effective when mailed, if mailed with first!class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. The Secretary may send notices to a shareholder by delivering or mailing the notice to the shareholder's most recent address on file. Any notice sent to that address shall be deemed sufficient if the shareholder fails to furnish a current address to the Secretary.

(d) Notice to the Corporation. Written notice to the corporation may be addressed to its registered agent at its registered office or to the corporation at the address of its principal office as shown in the most recent annual report.

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(e) Effective Date of Notice to Other Parties. Except as provided above, written notice to other parties shall be effective at the earliest of:

(1) The time of receipt;

(2) The date shown on the return receipt if sent by registered mail; or

(3) Five (5) days after the notice was deposited in the U. S. first class mail, postage prepaid.

9.2 Oral Notice. The persons convening any meeting of the Board or a Committee may give oral notice of the meeting, which may be communicated in person or by telephone, wire, or wireless communication. Oral notice is effective when communicated if the notice is communicated in a comprehensible manner. Oral notice may be communicated either to the director or to a person who the person giving the notice has reason to believe will promptly communicate the notice to the director.

9.3 Waiver of Notice. A shareholder or director may waive notice of any meeting by submitting a written signed waiver of notice either before or after the time for holding the meeting, or by attending the meeting in person or by proxy without objecting to a lack of notice.

ARTICLE X

Corporate Records

10.1 Maintenance of Corporate Records. The corporation shall keep the corporation's minute books and all other official records of all meetings at its registered office or principal place of business. The corporation shall keep all minutes and records in written form, or in a form which may be easily converted to written form. The corporation shall maintain in its records the following items:

(a) The Articles or restated Articles and all amendments to the Articles;

(b) The current Bylaws or restated Bylaws and all amendments to the Bylaws;

(c) The minutes of all shareholders', Board and Committee meetings and records of all actions taken by the shareholders, the Board, or a Committee without a meeting;

(d) All financial statements for the past three (3) years;

(e) All written communications made to the shareholders within the last three (3) years;

(f) A register of names and business addresses of each shareholder, director and officer;

(g) The last three (3) annual reports; and

(h) The stock transfer books of the corporation, as described in Section 2.7.

10.2 Shareholder's Right to Inspect and Copy Records.

(a) Inspection of Corporate Records. A shareholder may inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation described in Section 10.1 if the shareholder gives the corporation written notice of the shareholder's demand at least (5) five business days before the date on which the shareholder wishes to inspect and copy the records.

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(b) Inspection of Accounting and Shareholders' Records. A shareholder may also inspect and copy the accounting records of the corporation and the record of shareholders during regular business hours at a reasonable location specified by the corporation, if the shareholder gives the corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy the records and:

(1) The shareholder's demand is made in good faith and for a proper purpose;

(2) The shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and

(3) The records are directly connected with the shareholder's purpose.

10.3 Scope of Inspection Right.

(a) Shareholder's Agent. A shareholder's agent or attorney has the same inspection and copying rights as the shareholder.

(b) Copies. A shareholder may obtain copies of the corporation's records made by photographic, xerographic, or other reasonable means, including copies in electronic or other nonwritten form if the shareholder so requests.

(c) Charge for Copying. The corporation may charge the shareholder for the reasonable costs of labor and materials used to produce copies of any records provided to the shareholder. The charges may not exceed the estimated cost of producing or reproducing the records.

(d) Record of Shareholders. The corporation may comply with a shareholder's demand to inspect the record of shareholders by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder's demand.

10.4 Annual Report. The corporation shall prepare and file an annual report in the required form with the Secretary of State of Nevada. The corporation shall ensure that the information in the annual report is current as of the date the corporation executes the annual report.

ARTICLE XI

Financial Matters

11.1 Books and Records of Account. The corporation shall maintain correct and complete books, financial statements, and records of account. The corporation shall keep its books and records of account and prepare its financial statements in accordance with generally accepted accounting principles, which shall be applied on a consistent basis from period to period. The books, records of account, and financial statements shall be in written form or in any other form capable of being converted into written form within a reasonable time.

11.2 Balance Sheet and Income Statement.

(a) Annual Balance Sheet and Income Statement. The corporation shall prepare annually (1) a balance statement showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year and (2) an income statement showing the results of the corporation's operations during its fiscal year. The corporation shall prepare these statements not later than four (4) months after the close of each fiscal year, and in any case before the annual shareholders' meeting. These statements shall be prepared in accordance with generally accepted accounting principles which shall be applied on a consistent basis from period to period. The President, or the person who prepared the financial statements, shall prepare a certificate to accompany the annual financial reports attesting to the fact that the preparer used generally accepted accounting principles in preparing the financial statements, and describing any respects in which the statements were prepared on a basis of accounting which was not consistent with statements prepared for the preceding year.

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(b) Copies to Shareholders. The corporation shall mail promptly, upon written request, a copy of the most recent balance sheet and income statement to any shareholder. The corporation shall also furnish, upon written request, a statement of the sources and applications of the corporation's funds and a statement of any changes in the shareholders' equity for the most recent fiscal year, if such statements have been prepared for other purposes.

11.3 Deposits. The officers shall cause all funds of the corporation not otherwise employed to be deposited to the credit of the corporation in such banks, trust companies, or other depositories as the Treasurer may select.

11.4 Loans. The corporation may not borrow money or issue evidences of indebtedness unless the Board authorizes the action. The corporation shall make no loans which are secured by its own shares, except for indebtedness representing the unpaid purchase price of the corporation's shares.

11.5 Fiscal Year. The corporation shall use a calendar year fiscal year unless the Board expressly determines otherwise.

ARTICLE XII

Amendment of Articles and Bylaws

12.1 Amendment of Articles.

(a) By the Board. The Board may, by majority vote and without shareholder action, amend the Articles:

(1) To delete the names and addresses of the initial directors, the initial registered agent, and the registered office of the corporation;

(2) To change the corporate name;

(3) To change the number of authorized shares to effectuate a stock split or stock dividend to be paid in the corporation's shares if, at the time of the amendment, the corporation has only one class of shares outstanding; or

(4) To make any other changes expressly permitted by law to be made without shareholder action.

(b) By the Board and Shareholders. The Board may submit to the shareholders for approval one or more proposed amendments to the Articles. Following notice to all shareholders of a shareholders' meeting in accordance with the provisions of Paragraph 3.6(c) and Article IX, the shareholders may adopt the proposed amendment if two!thirds (2/3) of the votes in each voting group entitled to vote on each amendment approve.

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12.2 Amendment of Bylaws by the Shareholders. The shareholders may amend, alter, or repeal the Bylaws at any meeting of the shareholders, or by unanimous written consent. The shareholders may amend the Bylaws at a special shareholders' meeting only if a copy of the proposed amendments accompanies the notice of the meeting.

12.3 Amendment of Bylaws by the Board. The Board may amend, alter, or repeal the Bylaws by vote of a majority of the Board at any meeting of the Board, or by unanimous written consent of the Board. The Bylaws may be amended at a special meeting of the Board only if notice of the proposed amendment was contained in the notice of the meeting. The shareholders may repeal, by majority vote, any amendment to or alteration of the Bylaws adopted by the Board.

ARTICLE XIII

Corporate Seal

The Board of Directors may adopt a corporate seal in a form and with an inscription to be determined by the Board. The seal shall be in the form of a circle and shall contain the name of the corporation and the year of incorporation. The application of or failure to apply the seal to any document or instrument shall not affect the validity of the document or instrument.

ARTICLE XIV

Miscellany

14.1 Inspector of Elections. Before any annual meeting of shareholders, the Board may appoint an inspector of elections. If the Board does not appoint an inspector of elections, then the chairman of the meeting may appoint an inspector of elections to act at the meeting. If the person appointed as inspector of elections fails to act, the chairman of the meeting may appoint a person to act in the place of the appointed inspector of elections. The chairman of the meeting shall appoint an inspector of elections if requested to do so by any shareholder or shareholder's proxy.

14.2 Duties of Inspector of Elections. The inspector of elections shall:

(a) Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, whether a quorum is present, and, with the advice of legal counsel to the corporation, the authenticity, validity, and effect of proxies;

(b) Receive votes, ballots, or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine the result of any vote; and

(f) Do any other acts that may be necessary to conduct the election or vote with fairness to all shareholders.

14.3 Rules of Order.

(a) Robert's Rules Govern. The rules contained in the most recent edition of Robert's Rules of Order, Revised, shall govern all meetings of shareholders and directors where those rules do not conflict with the Articles or the Bylaws.

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(b) Chairman of Meeting. The chairman of the meeting shall have absolute authority over matters of procedure. There shall be no appeal from a procedural ruling by the chairman of the meeting. The chairman of the meeting may dispense with the rules of parliamentary procedure for any meeting or any part of a meeting. The chairman shall clearly state the rules under which any meeting or part of a meeting will be conducted.

(c) Adjournment Due to Disorder. If disorder should arise which prevents continuation of the legitimate business of any meeting, the chairman of the meeting may adjourn the meeting. Any meeting so adjourned may be reconvened in accordance with Sections 3.3 and 4. 1 0 of these Bylaws.

(d) Removal of Persons Not Shareholders. The chairman may require anyone who is not a bona fide shareholder of record or the proxy of a shareholder of record to leave any shareholders' meeting.

(e) Matters the Proper Subject of Action. The shareholders may consider and vote on a resolution or motion at a shareholders' meeting only if:

(1) The resolution or motion was proposed by a shareholder or the duly authorized proxy of a shareholder; and

(2) The resolution or motion was seconded by an individual who is a shareholder or the duly authorized proxy of a shareholder other than the person who proposed the resolution or motion.

14.4 Number and Gender. When required by the context:

(a) The word "it" will include the plural and the word "its" will include the singular;

(b) The masculine will include the feminine gender and the neuter, and vice versa; and

(c) The word "person" will include corporation, firm, partnership or any other form of association.

14.5 Severability. If any provision of these Bylaws or any application of any provision is found to be unenforceable, the remainder of the Bylaws shall be unaffected. If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

ARTICLE XV

Authentication

The foregoing Bylaws were read, approved, and duly adopted by the Board on the 26th day of March, 2009. The President was empowered to authenticate these Bylaws by their signatures below.

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EXHIBIT 4.1

Page - 87

Page - 88

EXHIBIT 10.1

Page - 89

SHARE EXCHANGE

THIS PLAN AND AGREEMENT OF MERGER (hereinafter called the “Agreement”), dated as of March 27, 2009, is between Aquablue Spring Water International, Inc., a Canadian corporation (“TARGET”), and Aquablue International, Inc., a Nevada corporation (“AQUA”).

WHEREAS, on the date hereof AQUA is a corporation duly organized and existing under the laws of the State of Nevada, having authorized capital stock of 360,000,000 shares, 350,000,000 of which are classified and designated as common stock, $0.0001 par value, (“AQUA Common Stock”) . 10,000,000 of the 360,000,000 authorized, shall be classified and designated as Series A Preferred Stock, $0.0001 par value, and shall have conversion and voting rights equal to a ratio of 1:1,000, meaning every one (1) share of Series A Preferred Stock shall be entitled to convert into 1,000 shares of common stock of the Company (the “AQUA Series A Preferred Stock”); and

WHEREAS, TARGET is a corporation duly organized and existing under the laws of Canada, currently having authorized capital stock of 100 shares of authorized common stock, par value $.0001 (the “TARGET Common Stock”); and

WHEREAS, there is 100,000 shares of AQUA (“AQUA ISSUED Common Stock”) issued and outstanding and such shares constitute all of the issued and outstanding capital stock of AQUA; and

WHEREAS, the directors of AQUA and TARGET have determined it advisable and in the best interest of each company that the TARGET shares be exchanged with the shares of AQUA and upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the directors of AQUA and TARGET have unanimously approved this Agreement by written consent to action in lieu of a meeting and a majority of the shareholders of AQUA and TARGET have approved this Agreement by written consent to action in lieu of a meeting in accordance with the statutes of the state of Nevada and the BVI.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, AQUA and TARGET hereby agree as follows:

1.           Share Exchange.  Upon the terms and subject to the conditions set forth in this Agreement, TARGET shall exchange shares with shares in AQUA (the “Share Exchange”).  The Share Exchange shall become effective upon the date of execution of this Agreement or a mutually agreeable date agreed upon by the parties (the “Effective Time” or the “Effective Date”).

2.           Succession; Officers and Directors.  The directors of TARGET immediately prior to the Effective Time shall be the directors of AQUA, each to hold office in accordance with the Certificate of Incorporation and Bylaws of AQUA until their resignation or their respective successors are duly elected or appointed and qualified.  The employees and agents of TARGET shall become the employees and agents of AQUA entitled to the same rights and benefits which they enjoyed as employees and agents of TARGET.

3.           Further Assurances.  From time to time, as and when required by AQUA, or by its successors and assigns, there shall be executed and delivered on behalf of AQUA such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in AQUA the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of TARGET, and otherwise to carry out the purposes of this Agreement, and the officers and directors of AQUA are fully authorized in the name and on behalf of AQUA or otherwise, to take any and all such action and to execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.

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4.           Share Exchange.

a.           On the Closing Date, subject to, and consistent with, the provisions of this Agreement, the following shall be done simultaneously: (1) AQUA shall issue one hundred twenty-four million nine hundred thousand (124,900,000) shares of AQUA Common Stock and 100,000 Series A Preferred Shares (“Exchange Shares”) to TARGET in exchange for 100% of TARGET; and (2) AQUA shall declare a 2 for 1 forward-split of the common stock sometime after the merger is complete. After the Exchange AQUA shall have approximately one hundred twenty-five million (125,000,000) common shares issued and outstanding, fully paid and non-assessable and 100,000 Series A Preferred Shares issued and outstanding, fully paid and non-assessable. AQUA shall own one hundred (100%) percent of TARGET, and TARGET shall thereby become a wholly-owned subsidiary of AQUA.

b.           Exhibit A attached hereto sets forth the name of each holder of TARGET Common Stock and TARGET Preferred Stock.

c.           Manuel Da Silva, Daniel Villeneuve and Robert Huppe shall, from and after the Effective Time, be the officers and directors, respectively, of AQUA until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of AQUA; and

6.           Amendment.  Subject to the applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties at any time prior to the Effective Date.

7.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement. Telecopied or email (via PDF) signatures shall be deemed to have the same effect as an original.

IN WITNESS WHEREOF, the undersigned Presidents, with the attestations of a Witness, of the respective constituent corporations, duly authorized hereunto, have executed this Agreement as of the date first above written.

Aquablue Spring Water International, Inc.(Canada)

By:
CEO & Chairman

Aquablue International, Inc.(Nevada)

By:
Sole Officer & Director

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EXHIBIT A

LIST OF AQUABLUE SHAREHOLDERS

Affiliate Shareholders:	Restricted Shares	Free Trading Shares

Manuel Da Silva:	48,051,150

Daniel Villeneuve	12,743,750

David Wassung	9,498,750

Non-Affiliate Shareholders:

Steven Weiss	125,000

Allen Hunter	400,000

Robin Wilson	150,000

Kevin G. Blake	100,000

Bruce Battles	100,000

Thomas Babella	50,000

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Pierre Page		335,000

Guylaine Tremblay		34,000

Martine Clavet		335,000

Serafino Massitti	2,193,900	771,500

Pierre Thiboutot		20,000

Carole Guerin		6,800

Lorraine Thiboutot		6,800

Guy Ballargeon	4,718,750	250,000

Eric Lefrancois		100,000

Michael D. De Rosa		6,200,000

Sylvio Marussi	100,000	75,000

Liborio Manno	3,030,000	1,000,000

Anna Szostak	21,250,000	1,250,000

Isabella Szoatak		335,000

Laurent Brisson		170,000

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Johanne Benoit		135,000

Georges Valpato		135,000

Leonardo Rizzuto	970,000

Claire Poudrier		485,000

Antonio Borsellino		86,000

Luke C. Zouvas	165,000

Matthew J. Zouvas	62,500

Marc S. Applbaum	62,500

Richer Bonnin		6,200,000

Rene Albert	55,000	105,000

Manuel R. Castillo		50,000

Maria Campanella		30,000

Laure Salvert		20,000

Vich Nguyennguyen	300,000

Raymond Clavet		15,000

John Bentivoglio	75,000	75,000

Benny D’Aquila		15,000

Bryson Villeneuve	200,000

Alain Gravelle	1,000,000

Paul Cadeau	35,000

Doug Harper	43,000

Ron Watt		500

Donald Turcotte	1,500

William Dickson		500

Wendy Johnston	10,100

Donald Gauthier	3,000

Donna Poll	10,000

Ron Krupa	10,000

Robert Loist	25,000

Peter Liston	10,000

John Hepburn	10,000

Jocelyn Dube		300,000

Stephan Goulet	400,000	400,000
	105,958,900	18,841,100

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EXHIBIT 10.2

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SUPPLY AND DISTRUBUTION AGREEMENT

BETWEEN

NATURAL GLACIAL WATERS INC.

AND

AQUABLUE SPRING WATER INTERNATIONAL INC.
LES EAUX DE SOURCE AQUABLUE INTERNATIONAL INC.

SUPPLY AND DISTRIBUTION AGREEMENT

THIS AGREEMENT IS DATED THE 22 DAY OF AUGUST, 2008 FOR REFERENCE BETWEEN:
NATURAL GLACIAL WATERS INC.

8430 Berray Road, Fanny Bay, BC V0R 1W0
(the “Manufacturer”)

AND:
AQUABLUE SPRING WATER INTERNATIONAL, INCL./LES EAUX DE SOURCE
AQUABLUE INTERNATIONAL INC.

507, Places d’Armes, Bureau 1529, Montreal, Quebec, H2Y 2W8
(the “Distributor”)
(The manufacturer and the Distributor shall collectively be referred to as the Parties in this Agreement.)

RECITALS:

WHEREAS:

A.
The Manufacturer is a corporation duly incorporated pursuant to the British Columbia Business Corporations Act, and is represented by Alan Lai, its Chief Executive Officer, who is duly authorized for the purposes of this Agreement.

B.
The Distributor is a corporation duly incorporated pursuant to the Canada Business Corporations Act, and is represented by Anna Szostak, its President, who is duly authorized for the purposes of this Agreement.

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C.	The Manufacturer is in the business of bottling, selling and supplying premium natural glacial spring water to third party distributors of natural spring water.

D.
The Manufacturer is also in the business of selling, and distributing premium natural glacial spring water in Asia (including and not limited to Taiwan, the People’s Republic of China, Korea, and Japan), Canada (including and not limited to Vancouver Island, British Columbia, the City of Vancouver, British Columbia, the Lower Mainland of British Columbia, and Edmonton, Alberta), and the United States (including and not limited to State of California) under its own brand of NÉVÉ and CANADA ICEFIELD.

E.	The Distributor is an independent intermediary specializing in the distribution of premium natural spring water.

F.	The Distributor wishes to exclusively distribute and market bottled natural glacial spring water under the Distributors brand name of “AQUABLUE” (the “Brand”).

G.
The Manufacturer wishes to supply the Distributor with bottled natural glacial spring water (the “Product”) under the Distributor’s brand name of “AQUABLUE” and to grant the Distributor the exclusive right to distribute the Brand in any territory the Distributor may develop.

H.
The Parties agree that this Agreement shall in no way whatsoever restrict of limit the Manufacturer’s business of bottling, selling, and distributing natural glacial spring water under its own brand of NÉVÉ and CANADA ICEFIELD in any current or future territory developed by the Manufacturer, shall in no way whatsoever restrict or limit the Manufacturer from developing and marketing future brands, and shall in no way whatsoever restrict or limit the Manufacturer’s business of bottling, selling and supplying natural spring water to other third party distributor(s), other than distributor’s current, in any current or future territory developed by the Manufacturer.

I.
It is the intention of the Parties to establish a complimentary commercial relationship between them and they wish, to that effect, to establish between them an atmosphere of cooperation and constant consultation so as to enable the development of policies for the production, the marketing and the distribution in order to ensure maximum penetration of the “AQUABLUE” Products.

J.
The Manufacturer agrees no to directly contact distributor’s customer. A written consent from the distributor is needed prior the manufacturer enter into a formal business relationship with the distributors customer’s. A customer list, however needs to be supplied to the manufacturer on monthly basis. Manufacturer’s current customer is exempt from this restriction.

NOW THEREFORE the Manufacturer and the Distributor agree that:

SUPPLY OF WATER

1.
The Manufacturer shall supply the Distributor with natural glacial spring water from its sources (the “natural spring water”). All natural spring  water supplied by the Manufacturer shall at all times meet or exceed the standards and regulations established by NSF International (the “NSF”) and the International Bottled Water Association.

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SUPPLY AND DISTRIBUTION

2.
The manufacturer hereby agrees to grant the distributor the right to purchase from the Manufacturer natural spring water for the purpose of distributing and marketing the Product under that distributor’s Brand for the term of this Agreement.

3.	The Distributor shall have the exclusive right to distribute and to sell the Products under the brand AQUABLUE on the Territory for the term of this Agreement, or any renewal thereof.

PRODUCT PACKING SPECIFICATIONS

4.	The Parties agree that all raw material specifications, packing specifications, prices and volume discounts agreed upon by the Parties are detailed in Schedule B to this Agreement.

5.
in the event that the Distributor wishes the Manufacturer to supply Product to the Distributor in bottle and formats other than those agreed upon and detailed in Schedule B to this Agreement, the Manufacturer and Distributor will provide the Distributor with new raw material specifications, packing specifications and prices, and the raw material specifications, packaging specifications, prices and volume discounts stated in Schedule to this Agreement shall not be applicable.

LABEL AND COSTS FOR LABELS

6.	The Distributor shall supply the artwork to be printed on the labels applied to the Product.

7.	The Distributor shall supply the artwork to be printed on the cardboard cases that will be used to package the Product.

8.
There will be a one time set-up cost for creating a printing plate and cutting die for the labels to be applied to the Product. The cost for creating a printing plate and cutting die for the labels shall be paid by the Distributor. Payment for the printing plate and cutting die shall be paid by the Distributor to the Manufacturer at the time of the Distributor’s first order.

9.
There will be a one time set-up cost for creating a printing plate and cutting die for the artwork to be printed on the cardboard cases. The cost for creating a printing plate and cutting die for the cardboard cases shall be paid by the Distributor. Payment for the printing plate and cutting die shall be paid by the Distributor to the Manufacturer at the time of the Distributor’s first order.

RAW MATERIAL AND MATERIAL SPECIFICATIONS

10.	The Manufacturer shall purchase all the raw material(s) required to bottle and package the Product.

11.	The Manufacturer shall supply the raw materials for each plastic bottle as described in Schedule B to this Agreement.

12.
The Manufacturer shall give the Distributor 45 days written notice prior to implementing any change in the raw material(s) supplied under this Agreement. In the event that the Manufacturer makes a change to the raw material(s) supplied under this Agreement, the raw material(s) that is substituted in place of the original shall meet or exceed the quality of the original raw material(s) supplied.

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BOTTLE DESIGN

13.	The Parties agree that the Manufacturer’s “Traditional” bottle design as shown on Schedule “A” to this Agreement shall be used to bottle the Product.

CHANGE IN BOTTLE DESIGN

14.
In the event that the Distributor wishes the Manufacturer to utilize a bottle of a design other than the manufacturer’s “Traditional” bottle design, the Distributor shall pay for all cost and expense necessarily required to retool the production line (the “retooling cost”). Payment for retooling the production line shall be delivered by the Distributor to the Manufacturer prior to the commencement of any work required for the retooling.

15.	The Manufacturer agrees to reimburse the retooling cost to the Distributor if and when the Distributor’s purchase of Product in the new bottle design exceeds 1,000,000 cases.

Packaging and Shipping Specifications

16.	The Manufacturer shall package the Product in cardboard cases, the whole as described in Schedule B to this Agreement.

17.	The Manufacturer shall ship Product to the Distributor only when there is sufficient quantity of Product to completely fill a 40 foot shipping container.

Price and Volume Discounts

18.	The unit price and volume discounts for each format of the Product are described in Schedule B to this Agreement.

19.                 All monetary amounts in this Agreement are stated in and shall be paid in Canadian currency. In addition, unless otherwise indicated, the amounts of money stated in this Agreement shall not be interpreted to include the amounts stipulated in the Goods and Services Tax, the Quebec Sales Tax, and any other tax on such payment during the term hereof.

Price Change by the Manufacturer

20.	The Manufacturer shall be permitted to change the price stated in Schedule B of this Agreement upon giving the Distributor 60 days written notice of any change to the price. (the “price change”).

21.
In the event of a price change, the Manufacturer shall apply the price in effect prior to the price change to any order placed by the Distributor before the price change takes effect. The Manufacturer shall not withhold any order placed by the Distributor before the price change, and the Manufacturer shall supply the Distributor with all orders placed prior to the coming into force of the price change.

22.	The Parties agree that the price and the volume discounts stated in Schedule B of this Agreement shall be reviewed on each anniversary date of the signing of this Agreement.

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23.	The Parties agree that a price change made on the anniversary review of this Agreement, if any, shall come into effect sixty (60) days following the anniversary date.

PRODUCTION SCHEDULE

24.
For the first six months, the distributor should provide a monthly sale forecast to the manufacturer. After this time period, the Distributor shall provide the Manufacturer with its sales forecast 120 days before the date the Distributor intends to place an order (the “preset sales forecast”).

25.	The Parties shall each use its best efforts to cooperate to establish a production schedule for each quarter of the year based upon the Distributor’s present sales forecast.

26.
The Manufacturer will try its best to work with Distributor’s present sales forecast. The Manufacturer will inform the Distributor if preset sale forecast is over its current production capacity and will not be liable for any order amount that exceeds manufacturer’ capacity.

TERMS OF PAYMENT

27.
Payment terms for all Product purchased by the Distributor from the Manufacturer shall consist of a 30% down payment paid at the time of order, and with the remainder 70% of the purchase price to be paid by an irrevocable letter of credit opened by the Distributor in favour of the Manufacturer at the time of the order. The irrevocable letter of credit shall be in a format specified by the Manufacturer, and the same format shall be used for each order.

SHIPMENT

28.	Unless otherwise agreed in writing, the Manufacturer shall ship all Product FOB Vancouver Port.

29.
The Manufacturer shall not be subject to penalties of any kind whatsoever for any delay in the shipment date beyond the ship date formally acknowledged  by the Manufacturer unless otherwise agreed to in writing by the Manufacturer.

MANUFACTURER REPRESENTATIONS AND WARRANTIES

The Manufacturer represents and warrants to the Distributor as follows:

Status and Capacity to contract

30.
The Manufacturer is a corporation duly incorporated, validly existing and in good standing under the British Columbia Business Corporations Act with respect to the filing of annual reports, and has the power and capacity to enter into this Agreement and carry out its terms to the full extent.

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Authority to contract

31.
The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Manufacturer, and this Agreement constitutes a legal, valid and binding obligation.

Water Quality

32.
The natural spring water supplied by the Manufacturer is tested, and the quality of the natural spring  water supplied by the Manufacturer meets or exceeds the standards and regulations established by the NSF and the IBWA.

Ability to Supply Product

33.
The Manufacturer has the necessary resources and production capacity to ensure the production and supply of no less than 200,000 cases of Product per month for the Year 2008 so as to meet the Distributor’s requirements.

DISTRIBUTOR REPRESENTATION AND WARRANTIES

The Distributor represents and warrants to the Manufacturer as follows:

Capacity to contract

34.
The Distributor is a corporation duly incorporated, validly  existing and in good standing under the Canada Business Corporations Act with respect to the filing of annual reports, and have the power and capacity to enter into this Agreement and carry out its terms to the full extent.

Authority to contract

35.
The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Distributor, and this Agreement constitutes a legal, valid and binding obligation.

Resources

36.	The Distributor represents to the Manufacturer that it has a distribution network of a size that is adequate to ensure the complete distribution of the Product marketed under the Distributor’s Brand.

Contacts

37.
The Distributor represents to the Manufacturer that it has the necessary business contacts to enable it to have easy access to the markets targeted for the sale and distribution of the Product marketed under the Distributor’s Brand.

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Disclosure

38.	The Distributor does not have to disclose information on its distribution operations to the Manufacturer.

OBLIGATIONS OF THE MANUFACTURER

Production Quantity

39.
The Manufacturer shall ensure that it has the resources and the capacity to produce an supply the Product in sufficient quantity in order to maintain an inventory capable of meeting the volume of orders from the Distributor.

Production Quality

40.	The Manufacturer shall ensure that the quality of the Product shall at all times meet or exceed the standards and regulations established by the NSF and the IBWA.

Production and Quality Assurance Procedures

41.
The Manufacturer shall disclose its production and quality assurance procedures to the Distributor, and shall inform the Distributor of any changes the Manufacturer may implement to its production and quality assurance procedures.

42.	The Manufacturer’s production and quality assurance procedures shall at all time meet or exceed the standards and regulations established by the NSF and IBWA.

43.	The manufacturer shall notify the Distributor of any governmental announcements, investigations or actions affecting Product quality.

44.	The Manufacturer shall maintain all production records and logs.

45.	At the written request of the Distributor, the Manufacturer shall make available, and produce the production records and logs for inspection by the Distributor.

Transportation and Delivery Costs

46.
The Manufacturer shall be responsible for any and all transportation cost for the delivery of the Product from its factory in Fanny Bay, British Columbia to the Vancouver port of departure in the Province of British Columbia designated by the Distributor.

Risk of Loss – Transportation

47.	All risk of loss during transportation of the Product from the Manufacturer’s factory to the Distributor’s port of departure shall be borne solely by the Manufacturer.

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Indemnification

48.
The Manufacturer shall indemnify and hold harmless the Distributor from any claim, demand, suits, actions, including fees of whatever kind, disbursements, both legitimate and reasonable, judicial and extrajudicial, whether a case is founded or not, any judgment and any award because of an act or omission on its part of any default in the execution of its obligations under this Agreement.

Best Efforts

49.	The Distributor shall use its best efforts to develop and maintain a progressive level of purchase of the Product.

Transportation and Delivery Costs

50.
The Distributor shall be solely responsible for any and all transportation costs for the delivery of Product from the Distributor’s designated port of departure in the Province of British Columbia to the Distributor’s port of arrival.

Risk of Loss – Transportation

51.	All risk of loss during transportation of the Product from the Distributor’s designated port of departure to the Distributor’s port of arrival shall be borne solely by the Distributor.

Indemnification

52.
The Distributor shall indemnify and hold harmless the Manufacturer of any claim, demand, suits, actions, including fees of whatever kind, disbursements, both legitimate and reasonable, judicial an extrajudicial, whether a case is founded or not, any judgment and any award because of an act or omission on its part or any default in the execution of its obligations under this Agreement.

DEFECTIVE PRODUCTS

53.
In the event of a defective product claim by the Distributor, the Parties agree that an independent government certified laboratory, as a greed to between the parties, shall be hired to test and evaluate the Product alleged to be defective for the purpose of determining the source and cause of the defect, if any.

54.
The total cost of the laboratory testing shall be borne by and the sole responsibility of the Manufacturer if the laboratory results conclude that the fault for the defect lies the Manufacturer, and its production procedures.

55.
The total cost of the laboratory testing shall be borne by, and the sole responsibility of the Distributor if the laboratory results conclude that the fault for the defect is a result in the Distributor’s storage and distribution process.

56.
In the event that the laboratory result is inconclusive in anyway whatsoever as to where the fault for the alleged defect lies, or if the laboratory result is inconclusive in anyway whatsoever as to the existence of a defect, the total cost of the laboratory testing shall be shared equally between the Manufacturer and the Distributor.

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57.
If any Product supplied by the Manufacturer to the Distributor is determined to be defective, and if the fault for the defect lies with the Manufacturer, the Manufacturer shall be liable to the Distributor only for the replacement of Product, FOB point of Distributor’s customer, and then only if the Manufacturer is notified in writing of such alleged defect within 90 days from the date of delivery to the Distributor’s customer.

DEFAULT AND TERMINATION

Termination without notice

58.	This Agreement shall terminate automatically and without notice, whether formal or informal, if either one of the following events occur:

a.	If either the Distributor or the Manufacturer becomes insolvent or makes an assignment or its assets in favor of its creditors or liquidates its assets;
b.
If either the Distributor or Manufacturer produces a motion for voluntary bankruptcy or if a petition for bankruptcy is initiated against it, or that a final judgment is rendered declaring its bankruptcy; or

c.	If either the Distributor or Manufacturer sells, assigns transfers its rights or any portion of its rights under this Agreement without the prior written consent of the other party;

Termination with Notice

59.
The Parties may at any time terminate this Agreement through written notice only to the other party, without prejudice to any of their rights and remedies, if any of the Parties fails to comply with any term of this Agreement, and then only if such default is not corrected within 90 days following the delivery of the written notice describing the default.

60.	If the default is not remediable, then the non-defaulting party may terminate this Agreement by written notice to the other party.

TERM OF AGREEMENT

5 Year Term and Renewal

61.
This Agreement is for a term of 5 years, and shall be automatically renewed for a subsequent 5 year term unless written notice to the contrary is delivered by either party to the other 60 days prior to the expiration the term, or any renewal thereof.

62.
In addition, all parties agree that all clauses contained in this Agreement shall automatically terminate upon the expiry of this Agreement, save and except for those clauses listed under the heading “Survival”.

Coming into Force

63.	This Agreement shall come into force from the date on which it is signed.

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RELATIONSHIP

64.	It is the intention of the Parties to create a strategic partnership in order to enhance their respective businesses.

65.
Neither party shall have any authority, right, or power whatsoever to enter into a contract or commitment on behalf of the other or to obligate or bind the other in any way whatsoever, nor shall either party hold itself out as having any power, right, or authority to do so.

66.
The Distributor has not received any tacit or explicit authority to create binding obligations on behalf of the Manufacturer in any manner whatsoever. For greater clarity, the authority of the Distributor is strictly limited to that of an independent contractor, and the Distributor shall not be deemed to be an employee or agent of the Manufacturer.

67.
Each party shall have the exclusive right to select, engage, fix the compensation of, discharge and otherwise to supervise and control the persons hired by it and shall, with respect to all such persons, perform all obligations and discharge all liabilities imposed upon employers under labour, wage hours, workmen’s compensation, unemployment compensation or insurance, social security and other federal, provincial and municipal laws and regulations.

INTELLECTUAL PROPERY

68.
The Parties agree and acknowledge that neither party shall acquire any right to any patent, trademark or other intellectual property owned, created or developed by the other party prior to the coming into force of this Agreement, during the term of this Agreement, or any renewal thereof, or after the termination of this Agreement.

CONFIDENTIALITY

Confidential Information

69.
The Manufacturer and the Distributor shall fully protect all Confidential Information and shall not release to any other third party any confidential business matters. The Manufacturer and the Distributor shall not use any Confidential Information disclosed or obtained from each other through this Agreement for any purpose other than for the purposes of this Agreement. The Manufacturer and the Distributor shall take all possible measures to ensure that their respective employees, servants, agents, affiliates, or related companies of whatsoever nature shall not at any time directly or indirectly furnish to any person any information about the other party’s Confidential Information during the term of this Agreement, any renewal of this Agreement, or when this Agreement terminates.

70.
The term “Confidential Information” in relation to information disclosed by the Manufacturer to the Distributor shall mean information relating to Manufacturer’s business, including and not limited to all oral and written information concerning the business of the Manufacturer, and without limiting the generality of the following the bottling processes, water purification techniques, production and quality assurance procedures, production records and logs, services, products, names of customers and customer lists, pricing data, production costs, and product costs of the Manufacturer.

71.
The term “Confidential Information” in relation to the information disclosed by the Distributor to the Manufacturer shall mean information relating to the Distributor’s business, including and not limited to all oral and written information concerning the business of the Distributor, and without limiting the generality of the following the names of customers, and customer lists, information on the Distributor’s distribution network, pricing data, production costs, and product(s) costs of the Distributor.

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Return of Confidential Information

72.	Upon termination of this Agreement, all parties to this Agreement shall return all Confidential Information to the originating party from which such Confidential Information was originally received.

ASSIGNMENT

73.	This Agreement may not be assigned by any party without the prior written consent of the other party, which consent may be arbitrarily withheld.

NON-WAIVER

74.
No failure or delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of  any right, power or privilege under this Agreement.

SURVIVAL

75.	Provisions of the following paragraphs of this Agreement shall survive the termination of this Agreement:

a.	Paragraph 69 – “Confidentiality”;
b.	Paragraph 77 – “Dispute Resolution”;
c.	Paragraph 79 – “Governing Law”;
d.	Paragraph 68 – “Intellectual Property”;
e.	Paragraph 73 – “Assignment”

FORCE MAJEURE

76.
No Party to this Agreement shall be liable for any failure to perform its obligations under this Agreement if such performance is rendered impossible as a result of acts of God, acts of one or both of the parties, acts of war (whether declared or undeclared), acts of civil or military authority, fires, strikes, partial or complete work stoppages, lockouts, riots, compliance to any regulations or orders of any governmental authorities or any other cause of whatsoever kind which is beyond the control of the party prevented from performing, and whether such cases is like or unlike the specific causes listed in this paragraph.

DISPUTE RESOLUTION

77.
Disputes arising under this Agreement shall be resolved through friendly discussions and negotiations among the Parties. In the event that any dispute is not resolved within 30 working days following the date on which the disputed matter is first raised by written notice from one party to this Agreement to the other, any party to the Agreement has the right to submit the dispute to arbitration by a single arbitrator appointed by the British Columbia International Commercial Arbitration Center (“BCICAC”) under the Rules established  by the BCICAC. The decision of the single arbitrator shall be final and binding upon all parties.

78.
During the period in which any disputed term of this Agreement is being arbitrated, the Agreement shall remain in full force and effect and the parties shall continue to observe and implement all other terms of the Agreement.

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GOVERNING LAW

79.
This Agreement shall be governed by and construed in accordance with the law of British Columbia, and the law of Canada applicable herein and all disputes and claims, whether for damages, specific performance, injunction, declaration or otherwise, both at law and equity, arising out of, or in any way connected with, this Agreement shall be referred to the courts of British Columbia and each of the parties hereby attorns to the exclusive jurisdiction of the courts of British Columbia.

SEVERABILITY

80.
If a court or other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

NOTICES

81.	Any notices required any this Agreement shall be sufficient if given in writing and delivered in person or by facsimile transmissions as follows:

If to the Manufacturer: Delivery address: 8430 Berray Road, Fanny Bay, BC V0R 1W0

Mailing address: S-21, C-9, Fanny Bay, BC V0R 1W0
Fax: (250) 335-9120
Attention: Alan Lai

With a copy to: Ansley & Co.
Barristers & Solicitors
Unit 306 – 576 England Avenue, Courtenay, BC V9N 3P6
Fax: (250) 338-0902

If to the Distributor: 507, Places d’Armes, Bureau 1529
Montreal (Quebec) B2Y 2Y8
Fax: (514) 845-5546
Attention: Anna Szostak
With a copy to:
Guy Baillareon, Esq.
Barristors & Solicitors
85 Notre-Dame West Suite 1550
Montreal (Quebec) B2Y 1S5
Fax: (514) 395-9177

Any such notice shall be deemed to have been duly given upon delivery if delivered in person, and on the day following transmission if given by facsimile.

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EXPENSES

82.
Each party to this Agreement is liable for the expenses it incurs or agrees to incur under this Agreement. No party to this Agreement may commit any other party to pay any expenses except with the express written agreement of that other party.

HEADINGS

83.	The headings appearing in this Agreement are inserted for convenience of reference only and will not affect the interpretation of this Agreement.

NO CONTRA PREFERENTUM

84.	The language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor strictly against any of the parties to this Agreement.

GENDER

85.	In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders.

ENTIRE AGREEMENT

86.
This Agreement constitutes the entire and only agreement and understanding between the parties and supersedes all prior agreement or understandings whether written or oral. There are no representations, promises or warranties made by any of the parties to this Agreement, expect for those which have been specifically set out in this Agreement. No term of this Agreement shall be modified, replaced, changed, or altered in any manner whatsoever expect by the express written agreement of the parties.

AMENDMENT

87.
This Agreement may be modified or changed in whole or in part by mutual agreement between the Parties. Any changes or any modification, if any, shall become effective on the day it is recorded in writing and signed by the Parties and attached to a copy of this Agreement as a schedule. No amendment of this Agreement will be binding unless made in writing by all the parties to this Agreement.

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COUNTERPARTS

88.
This Agreement may be signed in as many counterparts as may be necessary each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, and notwithstanding the date of execution, shall be deemed to be effective as of the date indicated below. Each executed copy may be returned to either party by facsimile, and each facsimile copy shall be deemed to be an original.

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the 22 day of August, 2008.

By its authorized representative:

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Page - 110

SCHEDULE B

1.	Pricing for 240 ml and packaging specification
a.	240 ml – CAD $6.5 (F.O.B Vancouver Port)
i.	21 g perform (28 mm PCO design)
ii.	Blue Cap (28 mm PCO design)
iii.	Printed label
iv.	Cardboard boxes

b.	48 bottles per case, 80 cases per pallets and 1680 cases per 40 feet containers (20 pallets)

2.	Pricing for 500 ml and packing specification
a.	500 ml – CAD $4.6 (F.O.B. Vancouver Port)
i.	21 g perform (28 mm PCO design)
ii.	Blue Cap (28 mm PCO design)
iii.	Label
iv.	Cardboard Boxes

b.	24 bottle per case. 84 cases per pallets and 1765 cases per 40 feet containers (21 pallets)

3.	Pricing for 1.5 L and packaging specification

a.	1.5 L – CAD $4.6 (F.O.B. Vancouver Port)
i.	46 g perform (28 mm PCO design)
ii.	Blue Cap (28 mm PCO design)
iii.	Printed Label
iv.	Cardboard Boxes

b.	12 bottle per case 55 cases per pallets and 1155 cases per 40 feet container (21 pallets)

The volume discount per month is as follows:

120,000 cases for CAD $0.10 discount
200,000 cases for CAD $0.30 discount

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EXHIBIT 10.3

Page - 113

EXCLUSIVE AGREEMENT ON THE PURCHASE, DISTRIBUTION AND MARKETING OF BOTTLED SPRING WATER IN HONG KONG, MACAO AND PROVINCES OF CHINA TO BE NAMED LATER

BETWEEN

AQUABLUE SPRING WATER INTERNATIONAL, INC. a Canadian corporation having its head office at 507 Place d’Armes, Suite 1550 Montreal (Quebec) CANADA H2Y 2W8

AND

CHINA ASIA GROP HOLDING LIMITED, Rm07, 16th Floor, BlocA2, International Trading Center, Kequiao Shaoxing Zhejiang, CHINA
Other address I. Flat-RM813, 8-F Hollywood Plaza, 610 Nathan Road, Hong Kong
(Hereinafter referred to as “Distributor”)

WHEREAS the VENDOR authorizes the DISTRIBUTOR to sell and distribute Aquablue Spring Water and any other brands sold by Aquablue Spring Water International, Inc. in mainland China, Hong Kong SAR and Macao SAR (Hereinafter referred to as “the said regions”);

WHEREAS the DISTRIBUTOR wishes to buy the water exclusively from Aquablue Spring Water International Inc. and to have the rights to sell and distribute those products, mentioned above, in the said regions and that the parties here to wish to sign a distribution contract that will be valid for period of eight (8) years;

For good and valuable consideration, the receipt of which is hereby acknowledged, the VENDOR and the DISTRIBUTOR agree as follow:

ARTICLE 1                                 Rights and Obligations of the parties

1.1
The VENDOR shall be responsible for shipping the bottled water towards the DISTRIBUTOR  as per written request or purchase order by the DISTRIBUTOR as soon as possible upon receipt of foresaid documentation and proper payment as outlined below.

1.2	The VENDOR shall make an effort to provide all reasonable assistance for the client in the distribution and marketing of the bottled water in the said regions if necessary.
1.3	The DISTRIBUTOR shall be responsible for all import permits and for compliance with all the rules and regulations of the country and/or region of import.
1.4	The DISTRIBUTOR shall make all possible efforts to respect the minimum quota of a million cases per year per region after 2 years and to promote the sales accordingly.

ARTICLE 2                                Price and method of payment:

2.1	The VENDOR
shall supply containers of 2000 cases of spring water at a price of 7.7 CDN$ per case of 24 bottles of 500 ml FOB Montreal port. The price shall be increased or decreased by the VENDOR subject to increases or decreases from time to time of raw materials and/or shipping price. Price changes may occur no more often that every sixty days. The increase or decrease will reflect 50% of the actual change in the cost of the VENDOR. Pertinent information shall be supplied by the VENDOR to support such price changes.

2.2
The DISTRIBUTOR shall pay the VENDOR, by means of T/T or a wire or a letter of credit or any other secure approach as acceptable to the VENDOR, an amount covering the price of the order with each purchase order. Once the goods are ready for shipment; the said payment to be cashed as the goods leaves the bottling plant.

2.3	The bottle used for this contract is the regular bottle with a blue plastic cap and a transparent label. All these items will have to be approved in a separate agreement.

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ARTICLE 3                                Term of agreement

This agreement shall be valid for eight (8) years and both parties shall have the rights but no obligation, to extend the agreement on the terms and conditions to be agreed by both parties then for another eight (8) years by delivering notice before of to the VENDOR at least three (3) months prior to the termination of the agreement.

ARTICLE 4                                Modification and amendments

All modification and/or amendments to this agreement must be in writing and signed by authorized representatives of both parties.

ARTICLE 5                                 Liability for breach of contract

5.1
Both parties herein shall comply with the provisions in this agreement. If one party violates any provision of this agreement without the order party’s acceptance it would be regarded as a breach of the agreement and entitle the orders party to treat this agreement as repudiated, but without prejudice to any rights accruing due to the other party at that date. Notwithstanding the foregoing neither party shall terminate this agreement without first delivering written notice of default to the other party, specifying the details of the default and providing the defaulting party with 60 days to cure the default.

5.2
After the occurrence of an act of breach by one party, if the non-breaching party request to continue to perform the agreement, notwithstanding whether compensation have been actually paid, the breaching party shall to continue to perform this agreement.

ARTICLE 6                                Relationship of Parties

The VENDOR and the DISTRIBUTOR are independent contracting parties and nothing in this agreement shall make either party the agent or legal representative of the other for any purpose whatsoever. Notwithstanding this clause, the DISTRIBUTOR  has all authority to represent the Packer in its capacity as bottler for China since it is a request by the Chinese Authorities. Otherwise, a representative from the Packer will have go to China to answer to the Chinese Government.

ARTICLE 7                                 Governing Law

This agreement is to be construed according to the laws of the Province of Quebec.

ARTICLE 8                                Severability

If any term of this agreement in invalid or unenforceable under any stature, regulations, ordinance, other or other rule of law, that term shall be deemed modified or delete, but only to the extent necessary to comply with the stature, regulation, ordinance, order or rule, and the remaining provisions of this agreement shall remain in full force and effect.

ARTICLE 9                                No Implied Waiver

The failure of either party at any time to require performance by the other party of any provision of this agreement shall in no way effect the right to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision of this agreement constitute a waiver of any succeeding breach of the same or any other provision.

ARTICLE 10                                Notices

Any notices or other writing required or permitted to be given under this agreement of for the purposes of it to any party, shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by telex, telefax or other from of recorded communication to that party:

a)	China Asia Group Holding limited
Tel:           0086 575 84784404
Fax:           0086 575 84784405
E-mail:                      daoucofares@gmail.com

b)	Aquablue Spring Water International, Inc.
507 Places d’Armes, suite 1550 Montreal (Quebec) CANADA H2Y 2W8
Tel:           (514) 677-3810
Fax:           (514) 845-5546

Page - 115

Or at any other address as the party to whom the writing is to be given shall have last notified the other party. Any notice delivered to the party to whom it is to be given shall have last notified the other party. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered as that address.

Provided that if that day is not a business day then the notice shall be deemed to have been given and received on the first business day next following that day. Any notice mailed shall be deemed to have been given and received on the third business day next following the date of its mailing. Any notice transmitted by telex, telefax or other from of recorded communication shall be deemed given and receive on the first business day after is transmission.

ARTICLE 11                                 Entire Agreement

This agreement, together with attachments, documents or schedules specifically referenced in the agreement, constitutes the entire agreement between the Packer and the DISTRIBUTOR with respect to the matter contained herein and supersedes  all prior oral or written  representations and agreement duly executed by the VENDOR and the DISTRIBUTOR.

ARTICLE 12                                Force Majeure

Neither party to this contract shall be held responsible for breach of contract caused by and act of god, insurrection, civil war, military war operation, or local emergency. The parties do hereby accept the international provision of “Force Majeure” as published by the International Chamber of Commerce in Geneva Switzerland.

AND THE PARTIES HEREIN HAVE SIGNED IN MONTRAL,
THIS     DAY OF APRIL 2008

AQUABLUE SPRING WATER INTERNATIONAL INC.

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EXHIBIT 10.4

Page - 117

PATENT LICENSE AGREEMENT

This license Agreement (Agreement) dated as of June 1, 2009 (the Effective Date) is made between Stephen Key Design, LLC (“SKD”), having a mailing address of 2111 Geer Road, Suite 211, Turlock, California 95382 and AquaBlue International, Inc. (Licensee), having a mailing address of 1 Hershey Drive, P.O. Box 2100, Smith’s Falls, Ontario, Canada, KTA 4T8. SKD and Licensee shall be collectively referred to herein as “the parties.”

On the terms and conditions of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, SKD and Licensee hereby agree as follows:

1.	INTRODUCTION

SKD is the owner of certain proprietary rights to inventions as described in Appendix A. SKD desires to license certain rights in the invention to Licensee on an exclusive basis, subject to certain restrictions, which are more fully set forth herein.

2.	DEFINITIONS

2.01
“Licensed Technology” means all United States patent applications and issued patents covering any invention relating to any an all continuations, continuations-in-part, amendments, divisions, reissues, and re-examinations of such applications or based thereon and equivalents thereof and any and all modifications or improvements thereof hereafter obtained, developed, conceived or reduced to practice by SKD during the term of this Agreement relating to Licensed Products, and any and all unpatented knowledge, technology, know-how and technical information owned by SKD and related to any of the foregoing including, without limitation, those listed in Appendix A.

2.02
“Licensed Product” means any product made, in whole or in part, marketed sold, or distributed by Licensee in any  and all channels of distribution with use of the Licensed Technology including, without limitation, spin labels for carbonated and non carbonated beverage containers as well as spin labels for bottled water containers.

2.03	“Territory” means worldwide
2.04
“net Sales Revenue” means the actual invoiced receipts (sales quantity multiplied by Licensee’s selling price) from customers for Licensed Products sold and payment therefore received by Licensee, less Allowable Deductions. Net Sales Revenues do not include charges for transportation of Licensed Products or sales taxes, or any applicable goods and services tax or other value added or similar tax.

2.05	“Allowable Deductions” means:
(i)	customer returns,
(ii)	customer bill-backs or adjustments
(iii)	defective goods
(iv)	third party commissions
(v)	cash discounts or
(vi)	volume discounts (i.e. a lower initial selling price given solely in exchange for the purchase of Licensed Products over a specified volume level).

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3.	GRANT OF RIGHTS

(i)
SKD grants to Licensee an exclusive license to manufacture and have manufactured, to market and have marketed, to sell and have sold, and to distribute the Licensed Technology and any Licensed Product in the Territory, with right of assignment or sublicense to a third party upon written approval of SKD, which approval shall not be unreasonably withheld. The exclusive rights are limited based on prior commitments and contracts that SKD has entered into; therefore certain other parties will have rights to use the Licensed Technology on similar Licensed Products as does the Licensee. The additional parties previously granted rights to use the Licensed Technology are limited exclusively to those detailed in Appendix B.

(ii)	SKD retains the right to approve clients of the Licensed Products, which approval shall not be unreasonably withheld.

4.	TERM

The Term of this Agreement shall commence upon the Effective Date and shall terminate December 31, 2014 (five years and seven months from the Effective Date). Contract may be extended on a year to year basis based on Licensee meeting or exceeding the prior year minimum guarantee.

5.	ROYALTIES / GUARANTEES / PAYMENTS

(i)
Licensee agrees to pay SKD a Royalty of five (5%) percent of Net Sales Revenue on all Licensed Product it manufactures, sells and distributes. Licensee agrees to pay this royalty on all Licensed Products sold in the Territory, including those sold where patent protection does not exist.

(ii)	Licensee agrees to pay SKD a royalty of fifty (50%) percent of all revenue generated from sublicenses.
(iii)	Licensee agrees to pay SKD ten (10%) percent of all revenue generated by the sale of advertising, sponsorships, games, and promotions to be used on the Licensed Product.
(iv)	Licensee agrees to pay SKD minimum guarantee each year of the contract period as follows:
June 1, 2009	$50,000
Year 1	$100,000
Year 2	$150,000
Year 3	$200,000
Year 4	$250,000
Year 5	$350,000

Page - 119

Payment of the Year 1 guarantee will take place no later than January 31, 2010. Following year guarantees shall be payable in four quarterly installments. All guarantees are recoupable against royalties earned during the year.
(v)	Royalties are due and payable within 30 days of the end of each quarter.
(vi)	All payments to be made in U.S. Dollars.

6.	BUYOUT
The parties understand and agree that the Licensed Product may draw the interest of a major leader in the beverage industry. In the event that such a company is interested in a buyout of the Licensed Technology, Licensee shall be entitled to 25% of revenue generated by the sale of the Licensed Technology.

7.	VENDOR APPROVAL

SKD and Licensee will jointly develop and approved vendor list which is not limited to, but may include label suppliers, adhesive manufacturers and equipment suppliers. SKD has final approval on all vendors. Any contracts entered into b y Licensee and sub licensees must specify that only approved vendors may be used for the Licensed Technology.

8.	MEDIA APPROVAL

Licensee may use press releases, promotional announcements, advertising, media blasts and other media strategies to announce this Agreement or to advertise Licensed products. SKD reserves the right to approve any and all such media prior to its distribution; such approval shall not be unreasonably withheld.

9.	AUDIT
Licensee shall keep accurate books of account and records covering all transactions relating to the license granted in this Agreement. SKD or its duly authorized representatives shall have the right, upon five days prior written notice and during normal business hours, to inspect and audit Licensee’s records relating to the Licensed Products and Licensed Technology Licensed under this Agreement. SKD shall bear the cost of such inspection and audit, unless the results indicate an underpayment greater than Ten Thousand Dollars ($10,000) for any quarterly period. In that case, Licensee shall promptly reimburse SKD for all costs of the audit along with the amount due with interest on such sums.

Page - 120

10.	SKD WARRANTIES.

SKD represents and warrants that:
(i)
it has the power and authority to enter into this Agreement and has no knowledge as to any third party claims regarding the proprietary rights in the Licensed Products or Licensed Technology which would interfere with the rights granted under this Agreement;

(ii)	It has the right to license any and all rights to the Licensed Technology and the Licensed Products under this Agreement;
(iii)
It is the owner of all right, title and interest in and to the Licensed Technology and it will take all appropriate steps to maintain such rights granted to Licensee hereunder, and it has not made and will not make any commitments to others inconsistent with such rights;

(iv)	It is granting the rights licensed to Licensee hereunder, free and clear of any liens or encumbrances;
(v)
As of the date of this Agreement, it has not received any notice from a third party claiming any ownership interest in any of the rights licensed hereunder nor has it received any notice from a third party claiming that the use of such rights infringes the rights of others; and

(vi)	As of the date of this Agreement, no reissue, reexamination, interference, opposition or equivalent proceeding has been commenced with respect to any of the Licensed Technology.

11.	INDEMNIFICATION BY SKD

SKD shall indemnify, defend and hold harmless Licensee from any damages and liabilities (including reasonable attorneys’ fees and costs) arising from (a) any breach of SKD’s representations, warranties and covenants unless this Agreement and (b) any claim that the Licensed Technology infringes the patent or intellectual property rights of any third party.

12.	LICENSEE WARRANTIES

(i)
Licensee represents and warrants that it will use its reasonable commercial efforts to manufacture, market, sell, and distribute the Licensed Product and that its manufacture, marketing, sale and distribution of the Licensed Product shall be in conformance with all applicable laws and regulations.

(ii)
Licensee further represents and warrants that all labeled and bottled beverages manufactured by either Licensee or any sublicense will meet applicable government regulations and quality assurance standards. Licensee shall maintain at all times suitable product liability insurance covering all labeled beverage bottles manufactured and sold by Licensee hereunder in an amount of not less than $10,000,000 per occurrence, naming SKD as an additional insured party. Licensee shall provide SKD with copies of certificates evidencing the foregoing insurance coverage.

13.	INDEMNIFICATION BY LICENSEE.

Licensee shall indemnify, defend and hold harmless SKD from any damages and liabilities (including reasonable attorneys’ fees and costs) arising from (a) any breach of Licensee’s representations, warranties and covenants under this Agreement, and 9b) any claims arising out of Licensee’s advertising or marketing of the Licensed Technology or the Licensed Products, except to the extent based on information provided to Licensee by SKD.

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14.	OWNERSHIP/INFRINGEMENT AGAINSTS THIRD PARTIES

(i)
The Licensed Technology as well as any Improvements (including improvements made, developed, or conceived of by the Licensee after the Effective Date) and all intellectual property rights relating to the Licensed Technology shall be owned and shall be the exclusive property of SKD.

(ii)
Licensee agrees to notify SKD of any improvements or possible patent filings related to the Licensed Technology. SKD will have the right to file for patent protection on any Improvements or Intellectual Property developed; Licensee will pay for all costs associated with such actions. Licensee will have rights to use any Improvements, patents, or patents pending for the duration of the contract.

(iii)
In the event that either party learns of limitations or infringements of the Licensed Technology or the Licensed Products, the party shall promptly notify the other party in writing of the infringements or limitations. SKD shall have the right to commence lawsuits against third persons arising from infringement of the Licensed Technology or the Licensed Products. In the event that SKD does not commence a lawsuit against an alleged infringer within sixty days of notification by Licensee, Licensee may commence a lawsuit against the third party. Before filing suit, Licensee shall obtain the written consent of SKD to do so and such consent shall not be unreasonably withheld. SKD will cooperate fully and in good faith with Licensee for the purpose of securing and preserving Licensee’s rights to the Licensed Technology and the Licensed Products. Any recovery (including, but not limited to a judgment, settlement or licensing agreement included as resolution of an infringement dispute) shall be divided equally between the parties after deduction and payment of reasonable attorney’s fees to the party bringing the lawsuit.

15.	CONFIDENTIALITY

The parties acknowledge that each party may be furnished or have access to confidential information that relates to each other’s business (the “Confidential Information”). In the event that Confidential information is in written form, the disclosing party shall label or stamp the materials with the word :Confidential” or some similar warning. In the event that Confidential Information is transmitted orally, the disclosing party shall promptly provide a writing indicating that such oral communication constitutes Confidential Information. The parties agree to maintain the Confidential Information in strictest confidence for the sole and exclusive benefit of the other party and to restrict access to such Confidential Information to persons bound by this Agreement, only on a need-to-know basis. Neither party, without prior written approval of the other, shall use or otherwise disclose to others, or permit the use by others of , the Confidential Information.

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16.	SKD’S RIGHT TO TERMINATE

SKD shall have the right to terminate this Agreement, upon thirty (30) days prior written notice to Licensee to cure, for the following reasons:
(a)
Licensee fails to pay Royalties when due or fails to accurately report Net Sales Revenue, under this Agreement or fails to comply with any other material obligation of Licensee set forth in this Agreement, and such failure is not cured within thirty days after written notice from SKD; or

(b)	Licensee fails to maintain confidentiality regarding SKD’s Confidential Information.

17.	EFFECT OF TERMINATION

Promptly after termination of this Agreement, all Royalty obligations as established in the Payments Section shall immediately become due. Promptly after the termination of this Agreement, all rights granted to Licensee under this Agreement shall terminate and revert to SKD, and Licensee will refrain from further marketing, manufacturing, distribution, or use of any Licensed Technology or Licensed Product.

18.	SURVIVAL

The obligations of Section 7, 8, 9, 12, 13, 15, and 16 through and including 25 shall survive any termination of this Agreement.

19.	DISPUTE RESOLUTION

If a dispute arises and cannot be resolved by the parties, either party may make a written demand for formal resolution of the dispute. The written request will specify the scope of the dispute. Within 30 days after such written notice, the parties agree to meet, for one day, with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within 30 days of the one-day mediation, either side may start litigation proceedings.

20.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed in accordance with the laws of the State of California.

21.	WAIVER

The failure to exercise any right provided in this Agreement shall not be a waiver of prior or subsequent rights.

22.	SEVERABILITY

If any provision of this Agreement is invalid under applicable statute or rule of law, it is to be considered omitted and the remaining provision of this Agreement shall in no way be affected.

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23.	ENTIRE UNDERSTADING

This Agreement expresses the complete understanding of the parties and supersedes all prior representations, agreements and understandings, whether written or oral. This Agreement may no t be altered expect by a written document signed by both parties.

24.	ATTCHMENTS AND EXHIBITS

The parties agree and acknowledge that all attachments, exhibits and schedules referred to in this Agreement are incorporated in this Agreement by reference.

25.	NOTICES

Any notice or communication required or permitted to be given under this Agreement shall be sufficiently given when received by certified mail, or sent by facsimile transmission or overnight courier or, with evidence of receipt, sent by electronic mail.

26.	NO JOINT VENTURE OR AGENCY

Nothing contained in this Agreement shall be construed to place the parties in the relationship of agent, employee, franchisee, officer, partners or joint ventures. Neither party may create or assume any obligation on behalf of the other .

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27.	ASSIGNABILITY

This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other party, which consent shall not be unreasonably withheld.
Each party has signed this Agreement through its authorized representative. Each party, having read this Agreement, indicates its consent to the terms and conditions by its signature below.

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EXHIBIT 14

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AQUABLUE INTERNATIONAL, INC.

Code of Ethics
Overview

Aquablue has adopted a code of ethics (the “Code”) that is applicable to every officer, director, employee and consultant of the company and its affiliates (collectively the “Employee” or “Employees”).  The Code reaffirms the high standards of business conduct required of all Employees.  The Code is part of Aquablue’s continuing efforts to (1) ensure that it complies with all applicable laws, (2) have an effective program in place to prevent and detect violations of law, and (3) educate and train its Employees to be aware and understand ethical business practices.  In most circumstances, the Code sets standards that are higher than the law requires.

Aquablue has also adopted eight corporate values: Focus, Respect, Excellence, Accountability, Teamwork, Integrity, Open Communications and Positive Attitude.  See Schedule “A” for a statement on each value.  The values have been adopted to provide a framework for all Employees in conducting themselves in their jobs.  These values are not intended to substitute for the Code, but will serve as guidelines in helping the Employees to conduct Aquablue’s business in accordance with the Code.

The Code is not intended to cover every possible situation in which an Employee may find himself or herself.  It is meant to give each Employee the boundaries within which Aquablue expects each Employee to conduct himself or herself while representing Aquablue.  An Employee may find himself or herself in a situation where there is no clear guidance given by the Code.  If that occurs, return to the objective stated below: common sense, good judgment, high ethical standards and integrity, and refer to Aquablue‘s values.  In addition, there are many resources upon which an Employee may rely, including the President and other Aquablue officers and management.  Together all Employees can continue to make Aquablue a company that sets a standard for fashion service companies.

Objective

One of Aquablue’s objectives is to conduct all business operations in the utmost ethical manner utilizing common sense, good judgment, high ethical standards and integrity.  Aquablue cares about its Employees, shareholders, clients, suppliers, and the communities in which it conducts its business operations.  In the course of meeting its business objectives, Aquablue considers it essential that all Employees understand and comply with the Code and therefore share and participate in Aquablue’s way of conducting business.

Standard of Conduct

Aquablue insists that all aspects of its business operations are conducted with honesty, integrity and fairness, and with respect for the interests of those affected by its business and activities.  Aquablue also expects the same in its relationships with all those with whom it does business.

Each Employee must maintain and foster integrity and honesty in all dealings with clients and all business transactions.  Each Employee must commit to act according to the highest ethical standards and is expected to apply ethical business practices in administrative and financial aspects of the business operations of Aquablue.

No code of conduct can hope to lay down appropriate behavior for every situation, nor should it seek to do so.  Each Employee is required to make a careful and considered judgment of what is right and proper in any particular situation.

It is the obligation of every Employee in conducting the business operations of Aquablue to be responsible, honest, trustworthy, conscientious, and dedicated to the highest standards of ethical business practices.  Accordingly, all Employees are required to avoid not only impropriety, but also the appearance of impropriety in conducting the business operations of Aquablue.

Obeying the Law

All Employees of Aquablue are required to comply with (1) the letter and the spirit of laws and regulations of the countries in which Aquablue conducts business operations, (2) the accepted business practices in commercial markets, and (3) any contractual terms and conditions applicable to any business transaction.

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It is expected that each Employee will use common sense, good judgment, high ethical standards and integrity in all the Employee’s business dealings.

Each Employee must commit to know and abide by all applicable laws and regulations.  Employees are expected to be familiar with the Code as it applies to their duties.  Each Employee is required to follow and to comply with the Code.  A refusal by any Employee to agree to be bound by the Code will be grounds for discipline up to and including dismissal.

A breach of any law, regulation or ethical standard by any Employee will not be justified by the pursuit of profit or the departure from acceptable practice by competitors.

Enforcement of Code

The Code will be enforced at all levels fairly and without prejudice.  Any breach of any standard of the Code may result in disciplinary action, up to and including termination.

Manuel DaSilva, Aquablue’s chief executive officer, has been appointed as Compliance Officer of Aquablue, responsible for overseeing compliance with, and enforcement of, the Code.  Dan Villeneuve, Aquablue’s chief financial officer, has been appointed as Assistant Compliance Officer of Aquablue, responsible for overseeing compliance with, and enforcement of, the Code.  If an Employee encounters a situation that the Employee is not able to resolve by reference to the Code, the Employee should ask for help from the Compliance Officer or the Assistant Compliance Officer if they need assistance in understanding or interpreting any part of the Code.

Any Employee who, in good faith, has reason to believe any operation or activity of Aquablue is in violation of the law or of the Code must call the matter to the attention of the Compliance Officer.  See Schedule “B” for a non-exhaustive list of reportable violations.

If the Employee has reason to believe that it would be inappropriate to report the operation or activity to the Compliance Officer, the Employee should report it to the Assistant Compliance Officer.  All reports will be reviewed and investigated and as necessary under the circumstances, and the reporting Employee should provide sufficient information to enable a complete investigation to be undertaken.

Any Employee who makes an allegation in good faith reasonably believing that a person has violated the law or the Code will be protected against retaliation.

Violations of the law or the Code will subject Employees to disciplinary action, up to and including termination of employment.  In addition, Employees involved may subject themselves and Aquablue to severe penalties, including fines and possible imprisonment.  Compliance with the law and high ethical standards in the conduct of Aquablue’s business should be a top priority for each Employee.

Insider Trading, Securities Compliance and Public Statements

Securities laws prohibit anyone who is in possession of material, non-public information (“Insider Information”) about a company from purchasing or selling stock of that company, or communicating the information to others.  Information is considered “material” if a reasonable investor would consider it to be important in making a decision to buy or sell that stock.  Some examples include financial results and projections, new products, acquisitions, major new contracts or alliances prior to the time that they are publicly announced.  Employees who become aware of such Inside Information about Aquablue must refrain from trading in the shares of Aquablue until the Inside Information is publicly announced.

Employees must also refrain from disclosing the insider Information to persons who do not have a need to know, whether they are inside Aquablue or outside, such as spouses, relatives or friends.

Aquablue makes regular formal disclosures of its financial performance and results of operations to the investment community.  Aquablue also regularly issues press releases.  Other than those public statements, which go through official channels, Employees are prohibited from communicating outside Aquablue about Aquablue’s business, financial performance or future prospects.  Such communications include questions from securities analysts, reporters or other news media, but also include seemingly innocent discussions with family, friends, neighbors or acquaintances.

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Financial Reporting

Aquablue is required to maintain a variety of records for purposes of reporting to the government.  Aquablue requires all Employees to maintain full compliance with applicable laws and regulations requiring that its books of account and records be accurately maintained.  Specifics of these requirements are available from the Compliance Officer.

Accuracy of Records

Aquablue’s accounting records and supporting documents must accurately describe and reflect the nature and result of Aquablue’s business operations.  All activities and results of Aquablue’s business operations must be presented in a fair and balanced manner.

All business transactions must be properly authorized as well as completely and accurately recorded on Aquablue’s books.  Procedures for doing so must comply with Aquablue’s financial policy and follow Aquablue’s policy for authorization and documentation, as well as follow generally accepted accounting practices.  Budget proposals and other financial evaluations and forecasts must fairly represent all information relevant to the business transaction.  In addition, no unrecorded cash funds or other asset accounts will be established or maintained for any purpose.  Misapplication or improper use of corporate or property or false entry to records by any Employee or by others must be reported to Aquablue’s Board of Directors.

Record Keeping and Retention

To help maintain the integrity of Aquablue’s record-keeping and reporting systems, each Employee must know his or her area’s records retention procedures, including how data is stored and retrieved.  It is that person’s responsibility to know how to document and transact any entries or records that he or she is responsible for.  All Employees are expected to comply fully and accurately with all audits, including responding in a timely fashion to requests for records or other material from or on behalf of Aquablue’s auditors or management.

Communicating Accurate and Timely Information

In all interactions and communications, whether with shareholders, the public, clients, government agencies, or others inside or outside of Aquablue, each Employee is expected to be truthful and forthright.  This includes making accurate statements, not misrepresentations or statements intended to mislead or misinform; and responding promptly, accurately, and with full disclosure to requests from governmental agencies for information or documents.

Confidentiality

Employees must respect the confidentiality of information received in the course of business dealings and must never use such information for personal gain.  Information given by Employees in the course of business dealings must be true and fair and never designed to mislead.

Confidential information can only be revealed upon written authorization of management.
Employees must not use or disclose Aquablue’s trade secrets, proprietary, or confidential information, or any other confidential information gained in the performance of Aquablue as a means of making private profit, gain or benefit.

Employees must not use Internet bulletin boards or chat rooms to discuss matters or opinions related to Aquablue or any of its industries, or to respond to comments about Aquablue.  In today’s electronic age, posting information on Internet bulletin boards or even communicating in chat rooms is the same as “speaking to the media”.

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Health and Safety

Aquablue is committed to protecting the health and safety of its Employees.  Aquablue expects employees to obey all laws and regulations designed to protect the health and safety of all employees, and to obtain and fully observe all permits necessary to do business.  At the very least, all Employees should be familiar with and comply with safety regulations applicable to their work areas.  Aquablue will make, to the extent possible, reasonable accommodations for the known physical or mental limitations of its Employees.  Employees who require an accommodation should contact the Compliance Officer.  Aquablue will then engage in an interactive process to determine what reasonable accommodations may exist.

Declaration of Interest

Each Employee is expected to avoid any activity, investment or association that interferes with the independent exercise of his or her judgment in Aquablue’s best interests (“Conflicts of Interest”). Conflicts of Interest can arise in many situations and occur most often in cases where the Employee or the Employee’s family obtains some personal benefit at the expense of Aquablue’s best interests.

No Employee, or any member of Employee’s immediate family, is allowed to accept money, gifts of other than nominal value, unusual entertainment, loans, or any other preferential treatment from any customer or supplier of Aquablue where any obligation may be incurred or implied on the giver or the receiver or where the intent is to prejudice the recipient in favor of the provider.  Likewise, no Employee is allowed to give money, gifts of other than nominal value, unusual entertainment or preferential treatment to any customer or supplier of Aquablue, or any employee or family members thereof, where any obligation might be incurred or implied, or where the intent is to prejudice the recipient in favor of Aquablue.  No Employee is allowed to solicit or accept kickbacks, whether in the form of money, goods, services or otherwise, as a means of influencing or rewarding any decision or action taken by a foreign or domestic vendor, customer, business partner, government employee or other person whose position may affect Aquablue’s business.

No Employee will use Aquablue’s property, services, equipment or business for personal gain or benefit.

Each Employee is required to reveal any personal interest that may impinge or might reasonably be deemed by others to impinge on the Employee’s business dealings with any industry partners of Aquablue.

Employees may not: (1) act on behalf of, or own a substantial interest in, any company or firm that does business, or competes, with Aquablue; (2) conduct business on behalf of Aquablue with any company or firm in which the Employee or a family member has a substantial interest or affiliation.  Exceptions require advance written approval from Aquablue’s Board of Directors.

Employees should not create the appearance that they are personally benefiting in any outside endeavor as a result of their employment by Aquablue, or that Aquablue is benefiting by reason of their outside interests.  Any Employee who is not sure whether a proposed action would present a conflict of interest or appear unethical should consult with the Compliance Officer.

Aquablue expects its Employees to avoid (1) personal activities and financial interests that could conflict with their responsibilities and obligations and (2) giving assistance to competitors, which could be in conflict with the interests of Aquablue or its clients.  All Employees are required to seek the consent of Aquablue management if they intend to become partners or shareholders in companies outside Aquablue’s corporate structure.

Fair Competition

Aquablue’s policy is to comply fully with competition and antitrust laws throughout the world.  Aquablue is committed to vigorous yet fair competition and supports the development of appropriate competition laws.  Each Employee must avoid any business arrangement that might prevent the effective operation of fair competition.  It is advised that each Employee consult with the Compliance Officer before attending a meeting with a party who may be viewed as a competitor.

International Trade

Aquablue must comply with a variety of laws around the world regarding its activities.  In some cases, the law prohibits the disclosure of information, whether the disclosure occurs within the U.S. or elsewhere, and whether or not the disclosure is in writing.

U.S. law and the Code prohibits giving, offering, or promising anything of value to any public official in the U.S. or any foreign country to influence any official act, or to cause an official to commit or omit any act in violation of his or her lawful duty.  The Foreign Corrupt Practices Act precludes payments to non-U.S. government officials for the purpose of obtaining or retaining business, even if the payment is customary in that country.  This law applies anywhere in the world to U.S. citizens, nationals, residents, businesses or employees of U.S. businesses.  Because Aquablue is a U.S. company, this law applies to Aquablue and all of its subsidiaries.  Any questions on this policy should be directed to the Compliance Officer.

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Government Relations

Aquablue is prohibited by law from making any contributions or expenditures in connection with any U.S. national election.  This includes virtually any activity that furnishes something of value to an election campaign for a federal office.  Use of Aquablue’s name in supporting any political position or ballot measure, or in seeking the assistance of any elected representative, requires the specific approval of the President of Aquablue. Political contributions or expenditures are not to be made out of Aquablue’s funds in any foreign country, even if permitted by local law, without the consent of the President of Aquablue.

Vendors, Contractors, Consultants and Temporary Workers

Vendors, contractors, consultants or temporary workers who are acting on Aquablue’s behalf, or are on Aquablue’s property, are expected to follow the law, the Code, and honor Aquablue’s values.  Violations will subject the person or firm to sanctions up to and including loss of the contract, the contracting or consulting agreement, or the discharge from temporary assignment.

Compliance with the Code

It is the responsibility of Aquablue’s Board of Directors to ensure that the standards embodied in the Code are communicated to, understood and observed by all Employees.  Aquablue’s Board of Directors will not criticize management for any loss of business resulting from adherence to the Code.  Equally, Aquablue’s Board of Directors undertakes that no Employee will suffer as a consequence of bringing to their attention, or that of senior management, a breach or suspected breach of the Code.

The standards set out in the Code directly reflect Aquablue’s high ethical standards.  Aquablue expects and requires each and every Employee, as a representative of Aquablue, to fulfill Aquablue’s ethical commitment in a way that is visible to the outside world with which Aquablue conducts its business operations.

Each Employee is responsible for complying with the standards set out in the Code and must ensure that their personal conduct is above reproach.

Each Employee has an obligation to assure that the conduct of others around him or her complies with the Code.

All Employees have a legal, moral, and ethical duty to report to Aquablue’s Board of Directors and the appropriate authorities any known or suspected violations of law, regulations or corporate policy, including the Code.

Breaches of law, regulations and the standards of conduct listed above may lead to serious consequences for the Employee concerned.

Annual Acknowledgement

Each Employee will be required to sign a statement annually that he or she has read and understands Aquablue’s Code of Ethics.  This statement will also require that the Employee state that he or she is in full compliance with the Code.  The form of statement is attached as Schedule “C”.

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SCHEDULE “A”
VALUES

FOCUS:  We exist only because we are in the mineral exploration business.

RESPECT: We value all people, treating them with dignity at all times.

EXCELLENCE: We strive for “Best in Class” in everything we do.

ACCOUNTABILITY: We do what we say we will do and expect the same from others.

TEAMWORK: We believe that cooperative action produces superior results.

INTEGRITY: We are honest with each other, our customers, our partners, our shareholders and ourselves

OPEN COMMUNICATION: We share information, ask for feedback, acknowledge good work, and encourage diverse ideas.

POSITIVE ATTITUDE: We work hard, are rewarded for it, and maintain a positive attitude with a good sense of perspective, humor and enthusiasm.

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SCHEDULE “B”

Reportable Violations - Anonymous Reporting Program

Accounting Error
Accounting Omissions
Accounting Misrepresentations
Auditing Matters
Compliance/Regulation Violations
Corporate Scandal
Domestic Violence
Discrimination
Embezzlement
Environmental Damage
Ethics Violation
Fraud
Harassment
Industrial Accidents
Misconduct
Mistreatment
Poor Customer Service
Poor Housekeeping
Sabotage
Securities Violation
Sexual Harassment
Substance Abuse
Theft
Threat of Violence
Unfair Labor Practice
Unsafe Working Conditions
Vandalism
Waste
Waste of Time and Resources
Workplace Violence

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SCHEDULE “C”

ACKNOWLEDGEMENT AND CERTIFICATION STATEMENT

I acknowledge and certify that I have read and understand the information set forth in the Code of Ethics of Aquablue International, Inc. and will comply with these principles in my daily work activities. I am not aware of any violation of the standards of Aquablue’s Code of Ethics.

Date:

Name (print):

Position:

Address:

Signature:

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EXHIBIT 23.1

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Chang G. Park, CPA, Ph. D.
 2667 CAMINO DEL RIO SOUTH PLAZA B   SAN DIEGO   CALIFORNIA 92128
 TELEPHONE (858)722-5953  FAX (858) 761-0341   FAX (858) 764-5480
 E-MAIL changgpark@gmail.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-1) and related Prospectus of Aquablue International, Inc. for the registration of 18,841,100 shares of its common stock and to the incorporation by reference therein of our report dated June ??, 2009, with respect to the consolidated financial statements of Aquablue International, Inc. for the period ended March 31, 2009, filed with the Securities and Exchange Commission.

/s/Chang Park
CHANG G. PARK, CPA
June 11, 2009
San Diego, CA. 91910

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